                                                                     Exhibit 4.1






                           REVOLVING CREDIT AGREEMENT


                                     BETWEEN



                            R. G. BARRY CORPORATION,


                                    BORROWER,


                                       AND


                          THE HUNTINGTON NATIONAL BANK,

                                     LENDER.


                                 MARCH 12, 2001

                                TABLE OF CONTENTS

SECTION 1.   COMMITMENT .......................................................1
    1.1      Basic Commitment Terms ...........................................1
    1.2      Commitment Limitations  ..........................................1
    1.3      Borrowing Base....................................................1

SECTION 2.   REPRESENTATIONS AND WARRANTIES....................................2
    2.1      Organization, Corporate Power, etc ...............................2
    2.2      Litigation .......................................................2
    2.3      Financial Condition ..............................................2
    2.4      Title to Properties ..............................................2
    2.5      Liabilities ......................................................2
    2.6      Investments ......................................................3
    2.7      Renegotiation of Government Contracts ............................3
    2.8      Taxes ............................................................3
    2.9      ERISA ............................................................3
    2.10     Use of Proceeds ..................................................3
    2.11     Compliance with Law ..............................................3
    2.12     Government Consent ...............................................4
    2.13     Legal and Binding Obligation .....................................4
    2.14     Investment Company Act ...........................................4
    2.15     Locations of Business.............................................4

SECTION 3.   CERTAIN DEFINITIONS ..............................................4
    3.1      "Affiliate" ......................................................4
    3.2      "Alternate Base Rate" ............................................5
    3.3      "Business Day" ...................................................5
    3.4      "Capitalized Lease" ..............................................5
    3.5      "Capitalized Lease Obligation" ...................................5
    3.6      "Consolidated Current Liabilities.................................5
    3.7      "Consolidated Net Income".........................................5
    3.8      "Consolidated Net Interest Expense"...............................5
    3.9      "Consolidated Net Tangible Assets" ...............................5
    3.10     "Consolidated Tangible Net Worth".................................5
    3.11     "Consolidated Total Assets" ......................................6
    3.12     "Current Debt"....................................................6
    3.13     "Debt"............................................................6
    3.14     "Default".........................................................6
    3.15     "Dollars" and "$".................................................6
    3.16     "Domestic Loans"..................................................6
    3.17     "Eligible Accounts"...............................................6
    3.18     "Eligible Inventory"..............................................7



    3.19     "Eurodollar Interest Rate"........................................8
    3.20     "Eurodollar Loans"  ..............................................8
    3.21     "Event of Default"................................................8
    3.22     "Federal Funds Rate"..............................................8
    3.23     "Funded Debt".....................................................8
    3.24     "GAAP"............................................................8
    3.25     "Guaranties"......................................................8
    3.26     "Interest Period".................................................9
             3.26.1 ...........................................................9
             3.26.2 ...........................................................9
    3.27     "Investment"......................................................9
    3.28     "LIBOR" ..........................................................9
    3.29     "LIBOR Business Day" ............................................10
    3.30     "Lien"...........................................................10
    3.31     "Loan" or "Loans"................................................10
    3.32     "Loan Document"..................................................10
    3.33     "Metropolitan Agreement".........................................10
    3.34     "Net Income".....................................................11
    3.35     "Note" or "Notes" ...............................................11
    3.36     "Permitted Investments" .........................................11
             3.36.1...........................................................11
             3.36.2...........................................................11
             3.36.3...........................................................11
             3.36.4...........................................................11
             3.36.5...........................................................11
             3.36.6...........................................................11
             3.36.7...........................................................11
             3.36.8...........................................................11
    3.37     "Person" ........................................................12
    3.38     "Prime Rate" ....................................................12
    3.39     "Subsidiary" ....................................................12
    3.40     "Termination Date" ..............................................12

SECTION 4.   BORROWING PROVISION..............................................12
    4.1      Amount of Revolving Credit.......................................12
    4.2      Evidence of Loans Made Under Revolving Credit ...................13
    4.3      Commitment Fees .................................................13
    4.4      Conversion of Loans .............................................13
    4.5      Prepayment ......................................................14
    4.6      Termination or Reduction Options ................................14
    4.7      Interest Payment Dates ..........................................14
    4.8      Payment Method ..................................................14
    4.9      No Setoff or Deduction ..........................................15
    4.10     Payment on Non-Business Day; Payment Computations ...............15


SECTION 5.   [INTENTIONALLY OMITTED]..........................................15

SECTION 6.   CONDITIONS OF LENDING ...........................................15
    6.1      Opinion of Counsel for Borrower .................................15
    6.2      Supporting Documents ............................................16
    6.3      No Default ......................................................16
    6.4      Delivery of Note ................................................16

SECTION 7.   PROVISIONS RELATING TO EURODOLLAR LOANS .........................16
    7.1      Additional Costs ................................................16
    7.2      Additional Eurocurrency Reserves ................................17
    7.3      Limitations of Requests and Elections ...........................17
    7.4      Illegality and Impossibility ....................................18
    7.5      Indemnification .................................................18
    7.6      Survival of Obligations .........................................19

SECTION 8.   AFFIRMATIVE COVENANTS ...........................................19
    8.1      Financial Statements ............................................19
    8.2      Out of Pocket Expenses ..........................................20
    8.3      Compliance with Statutes; Payment of Taxes ......................20
    8.4      Insurance .......................................................20
    8.5      Corporate Existence .............................................20
    8.6      ERISA ...........................................................20
    8.7      Books and Records ...............................................21
    8.8      Inspection of Books and Records .................................21
    8.9      Notification by Borrower ........................................21
    8.10     Amendments to Metropolitan Agreement ............................21
    8.11     Notice of Claims ................................................21
    8.12     Restriction on Consolidated Assets...............................21
    8.13     Resting of Loan..................................................21

SECTION 9.   NEGATIVE COVENANTS ..............................................22
    9.1      Limitations on Debt..............................................22
             9.1.1 ...........................................................22
             9.1.2 ...........................................................22
             9.1.3............................................................22
             9.1.4............................................................22
             9.1.5............................................................22
             9.1.6............................................................22
             9.1.7............................................................22
    9.2      Maintenance of Consolidated Tangible Net Worth ..................22
    9.3      Restricted Payments .............................................22
    9.4      Capital Expenditures.............................................23


    9.5      Liens ...........................................................23
             9.5.1............................................................23
             9.5.2............................................................23
             9.5.3............................................................23
             9.5.4............................................................23
             9.5.5............................................................23
             9.5.6............................................................24
    9.6      Restrictions on Subsidiaries ....................................24
             9.6.1 ...........................................................24
             9.6.2 ...........................................................24
             9.6.3............................................................24
    9.7      Disposition of Assets ...........................................24
             9.7.1 ...........................................................24
             9.7.2 ...........................................................25
             9.7.3 ...........................................................25
    9.8      Transactions with Affiliates ....................................25
    9.9      Restrictions on Borrower ........................................25
             9.9.1 ...........................................................25
             9.9.2 ...........................................................25
    9.10     Permitted Investments ...........................................25
    9.11     Limitation on Restrictive Covenants .............................26
    9.12     Loan, Advances and Purchases of Stock ...........................26
             9.12.1...........................................................26
             9.12.2...........................................................26
    9.13     EBITDA...........................................................26

SECTION 10.  FURTHER ASSURANCE ...............................................26

SECTION 11.  TAXES AND STAMPS ................................................27

SECTION 12.  [INTENTIONALLY OMITTED] .........................................27

SECTION 13.  DEFAULT .........................................................27
    13.1     Events of Default ...............................................27
             13.1.1...........................................................27
             13.1.2...........................................................27
             13.1.3...........................................................27
             13.1.4...........................................................27
             13.1.5...........................................................27
             13.1.6...........................................................28
             13.1.7...........................................................28
             13.1.8...........................................................28
             13.1.9...........................................................28
             13.1.10 .........................................................29



    13.2.    Remedies ........................................................29
             13.2.1 ..........................................................29
             13.2.2 ..........................................................29
             13.2.3...........................................................30

SECTION 14.  MISCELLANEOUS ...................................................30
    14.1     Amendments, Etc. ................................................30
    14.2     Notices .........................................................30
    14.3     Conduct No Waiver; Remedies Cumulative ..........................30
    14.4     Reliance on and Survival of Various Provisions ..................31
    14.5     Expenses ........................................................31
             14.5.1 ..........................................................31
             14.5.2 ..........................................................31
    14.6     Successors and Assigns ..........................................31
    14.7     Assignment to Federal Reserve Banks .............................31
    14.8     Counterparts ....................................................32
    14.9     Governing Law, Consent to Jurisdiction and Waiver of Immunity ...32
    14.10    Waiver of Jury Trial ............................................32
    14.11    Headings ........................................................32
    14.12    Construction of Certain Provisions ..............................33
    14.13    Integration and Severability ....................................33
    14.14    Usury ...........................................................33

                                        v

                             EXHIBITS AND SCHEDULES



Exhibit A - Form of Revolving Credit Note
Exhibit B - Metropolitan Agreement
Exhibit C - Form of Written Notice of Loan Conversion
Exhibit D - Form of Officer's Compliance Certificate
Exhibit E - Form of Monthly Borrowing Base Calculation

Schedule 2.1 - Corporate Structure of Borrower and Subsidiaries
Schedule 2.2 - Pending Litigation Against Borrower and its Subsidiaries
Schedule 2.4 - Liens on Property and Assets of Borrower and its Subsidiaries
Schedule 2.15 - Business Locations of Borrower and its Subsidiaries
Schedule 9.1 - Existing Debt
Schedule 9.3 - Permitted Payments
Schedule 9.6 - Existing Subsidiary Debt

                           REVOLVING CREDIT AGREEMENT



     THIS REVOLVING CREDIT AGREEMENT (this "Agreement"), is made and entered into to be effective on March 12, 2001, by and between R. G. BARRY CORPORATION, an Ohio corporation (hereinafter called the "Borrower"), and THE HUNTINGTON NATIONAL BANK, a national banking association of Columbus, Ohio (hereinafter called the "Bank");

The Borrower and the Bank hereby agree as follows:

SECTION 1. COMMITMENT.

     1.1. Basic Commitment Terms. The Borrower has applied to the Bank for revolving credit loans up to an aggregate principal amount of $30,000,000, the proceeds of which are to be used by the Borrower for general corporate purposes, including, without limitation, seasonal financing of inventory and accounts receivable. The Bank is willing to make such loans to the Borrower upon the terms and subject to the conditions hereinafter set forth up to a maximum aggregate principal amount not in excess of $30,000,000 (said amount being hereinafter called the "Commitment" of the Bank). Notwithstanding anything to the contrary contained in any Note evidencing the Loan, the principal amount advanced by the Bank pursuant to the Note held by the Bank shall not exceed the amount of the Bank's Commitment.

     1.2. Commitment Limitations. Notwithstanding the foregoing, during the following periods in each year occurring during the term of this Agreement, the aggregate Commitment of the Bank shall be in an amount equal to the lesser of the following amounts or the amount to which the Commitment has been reduced pursuant to Section 4.6 hereof.

       Period                                      Commitment
       ------                                      ----------
       From 12/31 through 1/31                     $0
       From 02/01 through 02/28                    $3,000,000
       From 03/01 through 03/31                    $15,000,000
       From 04/01 through 11/29                    $30,000,000
       From 11/30 through 12/30                    $27,000,000

     1.3 Borrowing Base. Notwithstanding the foregoing provisions of Sections
1.1 and 1.2, the aggregate principal balance of the Loans at any time outstanding shall not exceed the lesser of (a) the Commitment of the Bank, reduced as provided in Section 1.2 and (b) the Borrowing Base (as hereinafter defined). As used herein, "Borrowing Base" shall mean the sum of (i) 80% of the Company's Eligible Accounts plus (ii) 40% of the Company's Eligible Inventory.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Bank:

     2.1 Organization, Corporate Power, etc. Each of the Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated, and each has the corporate power and authority to own its property and to carry on its business as now being conducted and each is duly qualified (or is in the process of becoming qualified) and where qualified, is in good standing, to do business in every jurisdiction where such qualification is necessary, except where failure to qualify would not have a material adverse effect upon the financial condition, business or operations of the Borrower and its Subsidiaries, taken as a whole. The Borrower has the corporate power to execute, deliver and perform this Agreement, to borrow hereunder and to execute and deliver the Note herein referred to and to do so will not violate any laws, rules, regulations, orders or decrees, its Articles of Incorporation or Code of Regulations or any other agreement or instrument to which it is a party.
Schedule 2.1 attached hereto sets forth the corporate structure of the Borrower and all Subsidiaries, including, in each instance, (i) the jurisdiction of incorporation of each Subsidiary; and (ii) ownership of the shares of each Subsidiary.

     2.2 Litigation. Except as set forth in Schedule 2.2 attached hereto, there is no litigation or proceeding pending against the Borrower, or any Subsidiary of the Borrower, nor to the knowledge of the officers of the Borrower or its Subsidiaries threatened, which, if decided adversely to the Borrower or any such Subsidiary, would have a material adverse effect upon the financial condition, business or operations of the Borrower and its Subsidiaries, taken as a whole.

     2.3 Financial Condition. The audited financial statements of the Borrower for the fiscal year ended January 1, 2000, certified by KPMG, LLP, independent certified public accountants, and the unaudited financial statements for the fiscal year ended December 30, 2000, fairly reflect the financial condition of the Borrower and each Subsidiary and the results of their operations as of the dates and for the periods stated, and no material adverse change in the financial condition, business or operations of the Borrower and its Subsidiaries, taken as a whole, has occurred since the dates of such financial statements and interim statements. Such financial statements are consolidated statements and have been prepared in accordance with generally accepted accounting principles.

     2.4 Title to Properties. Each of the Borrower and each Subsidiary has good and marketable title to its property and assets. Such property and assets of the Borrower and its Subsidiaries are not subject to a mortgage or lien except as shown on Schedule 2.4 attached hereto except for current property taxes not yet due.

     2.5 Liabilities. The Borrower and its Subsidiaries have no liabilities, direct or contingent, except (i) those disclosed in the audited financial statements and unaudited statements referred to in Section 2.3 above, and (ii) those incurred in the ordinary course of business since the dates of such reports and unaudited statements referred to in Section 2.3 above, having in the aggregate no materially adverse effect on the financial condition, business or operations of the Borrower and its Subsidiaries, taken as a whole.

     2.6 Investments. The Borrower and its Subsidiaries have made no material investments in, advances to or Guaranties of the obligations of any corporation, individual or other entity except those disclosed in the unaudited statements referred to in Section 2.3 above and the Permitted Investments.

     2.7 Renegotiation of Government Contracts. The Borrower and its Subsidiaries are not subject to the renegotiation of any government contract in any material amount.

     2.8 Taxes. The Borrower and its Subsidiaries have filed all required federal, state and local tax returns and paid all required federal, state and local taxes as they have become due. Federal income taxes have been audited through 1994, and no material. claims have been assessed and are unpaid with respect to such taxes except as shown in the audited financial statements or unaudited financial statements referred to in Section 2.3 above.

     2.9 ERISA. The Borrower and its Subsidiaries (i) have made prompt payment of all contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of the Employee Retirement Income Security Act of 1974 as amended from time to time ("ERISA") with respect to any employee benefit plan ("plan"), and (ii) have not:

         (a) engaged in any "Prohibited Transaction", as that term is defined in
     Section 406 of ERISA for which there is no exemption under Section 408 of ERISA, or

         (b) terminated any such plan in a manner which would result in the imposition of a lien on the property of the Borrower pursuant to Section 4068 of ERISA.

     2.10 Use of Proceeds. The proceeds of all borrowings hereunder will be used for general corporate purposes, but not directly or indirectly to purchase or to carry any margin stock as defined by Regulation U of the Board of Governors of the Federal Reserve System, and the Borrower is not in the business of extending credit to purchase or carry margin stock.

     2.11 Compliance with Law. The Borrower and its Subsidiaries are not in violation of, whether foreign or domestic, any laws, ordinances, governmental rules, regulations, judgments or agreements to which they are subject and have not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of their properties or to the conduct of their businesses, which violation or failure to obtain might materially and adversely affect the business, prospects, properties or condition (financial or otherwise) of the Borrower.

     2.12 Government Consent. Neither the nature of the Borrower or its Subsidiaries, or of their businesses or properties, nor any relationship between the Borrower or its Subsidiaries and any other entity or person, nor any circumstance in connection with the execution of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Borrower or its Subsidiaries as a condition to the execution, delivery, performance, validity or enforceability of this Agreement (including as to each borrowing hereunder), the Note and documents contemplated herein.

     2.13 Legal and Binding Obligation. (i) The Board of Directors of the Borrower has duly authorized the execution, delivery and performance of this Agreement and the Note and this Agreement and the Note will constitute valid and binding obligations of the Borrower enforceable in accordance with their terms; and (ii) the execution of this Agreement, the Note and related documents and compliance by the Borrower with all the provisions of this Agreement are within the corporate powers of the Borrower, are legal and will not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any lien or encumbrance upon any property of the Borrower under the provisions of, any agreement, charter instrument, bylaw or other instrument to which the Borrower is a party or by which it is bound.

     2.14 Investment Company Act. None of the Borrower or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     2.15 Locations of Business. Schedule 2.15 attached to this Agreement sets forth each place of business in the United States (including without limitation any location at which personal property of such entity is stored or located) for the Borrower and each Subsidiary.

SECTION 3. CERTAIN DEFINITIONS.

     As used herein the following words and terms shall have the following meanings, respectively:

     3.1 "Affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Borrower or a Subsidiary or which beneficially owns or holds or has the power to direct the voting power of 5% or more of the voting stock of the Borrower or a Subsidiary or which has 5% or more of its voting stock (or, in the case of a Person which is not a corporation, 5% or more of its equity interest) beneficially owned or held, directly or indirectly, by the Borrower or a Subsidiary, and any director or officer of the Borrower or its Subsidiaries. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlled by" and "under common control with" have meanings correlative to the foregoing. Subsidiaries are not included within the definition of Affiliate.

     3.2 "Alternate Base Rate" means, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day or (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

     3.3 "Business Day" means a day other than a Saturday, Sunday or other day on which the Bank is not open for the transaction of substantially all of its banking functions.

     3.4 "Capitalized Lease" means and includes at any time any lease of property, real or personal, which in accordance with GAAP would at such time be required to be capitalized on a balance sheet of the lessee.

     3.5 "Capitalized Lease Obligation" means at any time the capitalized amount of the rental commitment under a Capitalized Lease which in accordance with GAAP would at such time be required to be shown on a balance sheet of the lessee.

     3.6 "Consolidated Current Liabilities" means (i) the liabilities of the Borrower and its Subsidiaries that would (determined on a consolidated basis in accordance with GAAP consistently applied) be classified as "current liabilities" on its consolidated balance sheet, (ii) Guaranties by the Borrower of Current Debt of other Persons, and (iii) debt owed to banks.

     3.7 "Consolidated Net Income" means the aggregate of the Net Income of the Borrower and its Subsidiaries, after eliminating all intercompany items and portions of earnings property attributable to minority interests, if any, in the capital stock of such Subsidiaries, all computed and consolidated in accordance with GAAP.

     3.8 "Consolidated Net Interest Expense" means the aggregate of the interest expense of the Borrower and its Subsidiaries less aggregate interest income of the Borrower and its Subsidiaries, all computed and consolidated in accordance with GAAP.

     3.9 "Consolidated Net Tangible Assets" means as of the date of any determination thereof, Consolidated Total Assets as of such date less the sum of
(i) Consolidated Current Liabilities and (ii) assets properly classified as intangible assets in accordance with GAAP.

     3.10 "Consolidated Tangible Net Worth" means as of the date of any determination thereof the sum of all amounts which, in accordance with GAAP, would be included under shareholders' equity plus (to the extent not included in shareholders' equity) preferred stock, as determined on a consolidated basis, on the balance sheet of the Borrower and its Subsidiaries, minus assets properly classified as intangible assets in accordance with GAAP.

     3.11 "Consolidated Total Assets" means, as of the date of any determination thereof, the total amount of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

     3.12 "Current Debt" of any Person shall mean as of the date of any determination thereof (i) all indebtedness of such Person for borrowed money other than Funded Debt of such Person, including, without limitation, debt owed to banks, and (ii) Guaranties by such Person of Current Debt of others.

     3.13 "Debt" of any Person means (a) all indebtedness, obligations or other liabilities (other than accounts payable and other accrued expenses arising in the ordinary course of business payable on terms customary in the trade, minority interests and deferred tax and compensation and pension plan liabilities) which in accordance with GAAP should be classified as liabilities on the balance sheet of such entity, including, without limitation, all indebtedness (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any securities or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, or (v) in respect of Capitalized Leases; (b) indebtedness secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; and (c) all indebtedness, obligations or other liabilities in respect of interest rate contracts and currency agreements, net of liabilities owed by the counterparties thereon.

     3.14 "Default" means any event which, with the lapse of time or the giving of notice pursuant to the terms of this Agreement, or both, becomes an Event of Default.

     3.15 "Dollars" and "$" mean the lawful money of the United States of America.

     3.16 "Domestic Loans" means the Loans carrying interest at rates based upon the Alternate Base Rate.

     3.17 "Eligible Accounts" means the portion of the Borrower's accounts arising in the ordinary course of the Borrower's business from the sale of goods or services to an individual, partnership, corporation, limited liability company or other entity (an "Account Debtor") that the Bank determines, in its sole and reasonable discretion, based on credit policies, market conditions, the Borrower's business and other criteria, is eligible for inclusion in the Borrowing Base. An account shall not be deemed an Eligible Account unless such account is evidenced by an invoice or other documentary evidence reasonably satisfactory to the Bank; is unconditionally due and payable in U.S. dollars to the Borrower from the Account Debtor; and meets all the following requirements until it is collected in full: (a) the account is due and payable (in U.S. dollars), exclusive of sales or other taxes, not more than 60 days from the date of the original invoice therefor and is not more than 60 days past-due, or if a special dating program has been approved in writing by the Bank, the account is due and payable on a date permitted by the terms of such dating program and is not past-due; (b) the account arises from the completed performance of a sale of goods and/or related services, does not constitute a progress billing or advance billing, a "bill and hold," guaranteed sale, sale and return, or other repurchase and return basis, and all such goods have been lawfully shipped (or related services provided) and invoiced to the Account Debtor, and upon the Bank's reasonable request, copies of all invoices, together with all shipping documents and delivery receipts evidencing such shipment having been delivered to the Bank; (c) the account does not arise from a contract with any government or agency thereof or from an individual; (d) the account is not subject to any dispute, prior assignment, claim, lien, subrogation rights, security interest, levy or setoff; (e) the account is not subject to any credit, contra account, allowance, adjustment, levy, return of goods, or discount (collectively a "Contra"), provided, however, that unless the Account Debtor has asserted a Contra, if the amount of the account exceeds the amount of the Contra, such excess shall be considered for eligibility if such excess meets all other requirements of this section; (f) the account does not arise from an Affiliate of the Borrower or any Subsidiary; (g) the account does not, when added to all other accounts of the Account Debtor with the Borrower, produce an aggregate indebtedness from the Account Debtor of more than 30% of the total of all the Borrower's Eligible Accounts; (h) the Account Debtor is not subject to bankruptcy, receivership or similar proceedings and is not insolvent; (i) the account is not evidenced by any chattel paper, promissory note, payment instrument or written agreement; (j) the account does not arise from an Account Debtor whose mailing address is located outside the United States unless (i) the payment for the goods which give rise to such account is assured by an irrevocable letter of credit received by the Borrower, such letter of credit is from a bank acceptable to the Bank and is in form and substance acceptable to the Bank, and payable in the full amount of the account in United States dollars at a place of payment located within the United States, and the proceeds of such letter of credit have been duly assigned to the Bank, to its satisfaction, or
(ii) the aggregate amount of all accounts outstanding of such Account Debtor with its mailing address or chief executive office located outside the United States does not exceed $1,000,000; provided, however, that, for the purposes of this subsection, each of WalMart Mexico and WalMart Canada shall not be deemed an Account Debtor with a mailing address or chief executive office located outside the United States; (k) the account does not arise from an Account Debtor to whom goods are shipped on a "cash on delivery" or C.O.D. basis; (l) the account does not arise from an Account Debtor who has more than 50% of its accounts with the Borrower more than 90 days past due; and
(m) the Bank has not notified the Borrower that the account or the Account Debtor is unsatisfactory or unacceptable (although the Bank reserves the right to do so in its sole discretion at any time).

     3.18 "Eligible Inventory" means that portion of the Borrower's inventory, including finished goods and raw materials related to its principal product lines, subject to no Liens, and that the Bank determines in its sole discretion from time to time, based on credit policies, market conditions, the Borrower's business and other matters, is eligible for use in calculating the Borrowing Base. For purposes of determining the Borrowing Base, Eligible Inventory shall not include tooling, work in process, slow moving, obsolete or discontinued inventory, supply items, packaging, or the freight portion of raw materials, inventory in the control of a third Person for processing or storage, consigned inventory or inventory in transit. All inventory shall be valued at the lesser of cost (on a FIFO basis) or market.

     3.19 "Eurodollar Interest Rate" means a rate per annum equal to LIBOR plus two and one-quarter percent (2.25%).

     3.20 "Eurodollar Loans" means the Loans carrying interest at rates based upon the Eurodollar Interest Rate. "Quoted Eurodollar Loans" means Loans carrying interest at rates based upon the London Interbank Offered Rate. "Daily Eurodollar Loans" means Loans carrying interest at rates based upon the Daily London Interbank Offered Rate.

     3.21 "Event of Default" has the meaning specified in Section 13 hereof.

     3.22 "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

     3.23 "Funded Debt" of any Person means (i) indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets or services, in each case having a final maturity of more than one year from the date of creation thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of creation), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) Capitalized Lease Obligations of such Person,
(iii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iv) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, and (v) all Guaranties by such Person of Funded Debt of others. Funded Debt excludes debt owed to banks.

     3.24 "GAAP" means generally accepted accounting principles as in effect at the time of application to the provisions hereof.

     3.25 "Guaranties" by any Person means all obligations of such Person guaranteeing, or in effect guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person (i) to purchase such Debt or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Debt, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Debt, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Debt of the ability of the primary obligor to make payment of such Debt, or (iv) otherwise to assure the owner of such Debt against loss in respect thereof. Guaranties does not include endorsement of instruments for deposit or collection in the ordinary course of business.

     3.26 "Interest Period" means:

         3.26.1 In the case of Quoted Eurodollar Loans, an initial period commencing, as the case may be, on the day such a Loan shall be made by the Bank, or on the day of conversion of any then outstanding Loan to a Loan of such type, and ending on the date one, two, three or six months thereafter, as the Borrower may elect, provided that (A) any Interest Period with respect to a Quoted Eurodollar Loan that shall commence on the last LIBOR Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month; and (B) each Interest Period with respect to a Quoted Eurodollar Loan that would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day.

         3.26.2 With respect to Daily Eurodollar Loans and Domestic Loans, an initial period commencing, as the case may be, on the day such a Loan shall be made by the Bank, or on the day of conversion of any then outstanding Loan to a Loan of such type, and ending on the last Business Day of the month in which the Loan is made or converted, and each period thereafter commencing on the first Business Day of each month and ending on the last Business Day of each month.

Notwithstanding the provisions of 3.26.1 and 3.26.2 above, no Interest Period may extend beyond the Termination Date.

     3.27 "Investment" means any loan, advance, extension of credit or contribution of capital or any investment in, or purchase or other acquisition of, stock, notes, debentures or other securities.

     3.28 "LIBOR" means: (a) with respect to any Quoted Eurodollar Loan, the London Interbank Offered Rate, which is the per annum rate of interest at which deposits in Dollars for the related Interest Period and in an aggregate amount comparable to the amount of such Quoted Eurodollar Loan are offered to the Bank by other prime banks in the London interbank market, as determined by the Bank in its discretion based upon reference to information appearing on page LIBOR01, captioned "British Bankers Assoc. Interest Settlement Rates," of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying the London Interbank Offered Rate) or any comparable index selected by the Bank, the obtaining of rate quotations, or any other reasonable procedure, at approximately 11:00 a.m. London, England, time, on the second LIBOR Business Day prior to the first day of the related Interest Period; all as determined by the Bank, such sum to be rounded up, if necessary, to the nearest whole multiple of 1/16 of 1%; and (b) with respect to any Daily Eurodollar Loan, the Daily London Interbank Offered Rate, which is the per annum rate of interest at which deposits in Dollars for a period of one (1) month and in an aggregate amount comparable to the amount of such Daily Eurodollar Loan are offered to the Bank by other prime banks in the London interbank market, as determined daily by the Bank in its discretion on each LIBOR Business Day, or, when determination is made on a day other than a LIBOR Business Day, on the most recently elapsed LIBOR Business Day, based upon reference by the Bank to information appearing on page LIBOR01, captioned "British Bankers Assoc. Interest Settlement Rates," of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying the London Interbank Offered Rate) or any comparable index selected by the Bank, the obtaining of rate quotations, or any other reasonable procedure, such sum to be rounded up, if necessary, to the nearest whole multiple of 1/16 of 1%. The Daily London Interbank Offered Rate shall be adjusted automatically, without notice, on the effective date of each change in such rate.

     3.29 "LIBOR Business Day" means a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

     3.30 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such asset. For the purposes hereof, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

     3.31 "Loan" or "Loans" means any borrowings by the Borrower from the Bank under Section 4 hereof.

     3.32 "Loan Document" means each document, instrument and agreement executed in connection with this Agreement.

     3.33 "Metropolitan Agreement" means that certain note agreement between the Borrower and Metropolitan Life Insurance Company dated July 5, 1994 with respect to a $15,000,000 extension of credit, a copy of which is attached hereto as Exhibit B.

     3.34 "Net Income" means for any period the net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) of a corporation or other Person for such period determined in accordance with GAAP.

     3.35 "Note" or "Notes" means the Revolving Credit Note as defined in
Section 4.2.

     3.36 "Permitted Investments" means Investments consisting of:

         3.36.1 loans or advances by the Borrower and its Subsidiaries to Subsidiaries in the ordinary course of business;

         3.36.2 Investments in corporate debt obligations maturing in one year or less from the date of issuance which, at the time of acquisition by the Borrower or any Subsidiary, are rated "A" or better (or the equivalent) by Standard & Poor's Ratings Group (currently a division of McGraw-Hill, Inc.) or Moody's Investors Service, Inc.;

         3.36.3 Investments in direct obligations of the United States of America or any agent or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof;

         3.36.4 Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $200,000,000;

         3.36.5 loans or advances in the ordinary course of business to suppliers, officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any Subsidiary not exceeding $2,000,000 in the aggregate;

         3.36.6 receivables arising from the sale of goods and services in the ordinary course of business of the Borrower and its Subsidiaries;

         3.36.7 other debt Investments by the Borrower and its Subsidiaries not exceeding $5,000,000, maturing in six months or less from the date of issuance thereof; and

         3.36.8 other Investments by the Borrower and its Subsidiaries not exceeding $1,000,000.

     For purposes of this definition, at any time when a Person becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

     3.37 "Person" means and includes an individual, a corporation, a partnership, a firm, a joint venture, a limited liability company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.

     3.38 "Prime Rate" means the prime commercial rate of The Huntington National Bank, as such rate is established and made available from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily the Bank's most favored rate, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.

     3.39 "Subsidiary" means any corporation 50% or more of the outstanding voting stock of which at the time is owned directly or indirectly by the Borrower.

     3.40 "Termination Date" means February 28, 2002.

SECTION 4. BORROWING PROVISION.

     4.1 Amount of Revolving Credit. Relying on the foregoing representations and warranties and subject to the agreements and covenants hereinafter contained, the Bank agrees to make Loans (which may be either Domestic Loans, Quoted Eurodollar Loans or Daily Quoted Eurodollar Loans, or any combination) to the Borrower, from time to time from the date hereof to the Termination Date, at such times and in such amounts as the Borrower shall request, in the aggregate not in excess of Bank's Commitment or such lesser amount as is determined in accordance with Section 1.3. The Borrower shall give the Bank written or telephonic notice by 12:00 noon, Columbus, Ohio, time, three (3) Business Days prior to the date of intended borrowing with respect to any Quoted Eurodollar Loan hereunder and written or telephonic notice by 12:00 noon, Columbus, Ohio, time, on the same Business Day with respect to any Daily Eurodollar Loan or Domestic Loan, which notice shall specify the proposed date of borrowing, the amount thereof, whether such loan is to be a Domestic Loan, a Quoted Eurodollar Loan or a Daily Eurodollar Loan, and if a Quoted Eurodollar Loan, the Interest Period selected. The Bank shall notify the Borrower of the relevant Eurodollar Interest Rate at approximately 12:00 noon, Columbus, Ohio, time, two (2) Business Days prior to the date of intended borrowing of any Quoted Eurodollar Loan. The Borrower shall accept or reject such Eurodollar Rate upon such notification, and such acceptance or rejection shall be irrevocable. In the event of rejection such Loan shall be a Daily Eurodollar Loan or Domestic Loan, as elected by the Borrower. Each Loan shall be in the amount of $100,000 or an integral multiple thereof in the case of a Daily Eurodollar Loan or Domestic Loan or in an amount of not less than $1,000,000 and increments of $250,000 thereafter in the case of a Quoted Eurodollar Loan. Notwithstanding the foregoing, the Borrower shall not have outstanding any more than fifteen (15) Quoted Eurodollar Loans at any one time. The Loans shall be evidenced by Revolving Credit Note (as defined in Section 4.2 hereof).

     4.2 Evidence of Loans Made Under Revolving Credit. All Loans made by the Bank pursuant to the Bank's Commitment shall be evidenced by a promissory note, substantially in the form attached hereto as Exhibit A (hereinafter called the "Revolving Credit Note"), payable to the order of the Bank, duly executed on behalf of the Borrower, dated the date of this Agreement. The Bank is hereby authorized by the Borrower to note on the schedule attached to the Revolving Credit Note the date, amount and type of each Loan made to the Borrower, the duration of the related Interest Period if applicable, the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule shall constitute prima facie evidence of the information so noted; provided, that failure of the Bank to make any such notation shall not relieve the Borrower of its obligation to repay the outstanding principal amount of any Loan or Loans made to it, all accrued interest thereon and all other amounts payable in accordance with the terms of the Revolving Credit Note or this Agreement. Interest on the Loans evidenced by the Revolving Credit Note shall be payable at the rates specified in Sections 3.2 and 3.19 hereof and on each Interest Payment Date, as hereinafter defined. The terms and conditions of this Agreement are incorporated in the Revolving Credit Note by reference as though the same were written therein.

     4.3 Commitment Fees. The Borrower agrees to pay to the Bank an initial commitment fee (the "Loan Fee") in the amount of $225,000, payable in two equal installments of $112,500. The Borrower shall pay the first installment of the Loan Fee in the amount of $112,500 on or before the date of this Agreement, and shall pay the second installment of the Loan Fee in the amount of $112,500 on December 31, 2001; provided, however, that the Borrower's obligation to pay the second installment of the Loan Fee will be waived by the Bank if on December 31, 2001, the Borrower either (a) (i) has reduced the outstanding balance of the Loans to zero, and (ii) is in compliance with all of its obligations pursuant to
Section 9 of this Agreement; or (b) has paid in full all sums owing under or in connection with this Agreement from funds that do not include in whole or in part funds obtained from the Bank. The Borrower further agrees to pay the Bank an annual commitment fee (hereinafter called the "Commitment Fee") of three-eighths of one percent (3/8 of 1%) per annum (computed on the basis of a 360-day year for the actual number of days elapsed. In each computation period) of the average daily unused amount of the Commitment of the Bank available to Borrower pursuant to Section 1.1 above, taking into consideration the seasonal adjustment pursuant to Section 1.2 above. The Commitment Fee shall commence to accrue on the date hereof through and including the Termination Date, and shall be paid quarterly in arrears on the last day of March, June, September and December in each year commencing March 31, 2001, and on the termination of the Commitment.

     4.4 Conversion of Loans. The Borrower may elect to continue a Loan as a Quoted Eurodollar Loan, a Daily Eurodollar Loan or a Domestic Loan or convert a Loan of one type to a Loan of another type by giving telephonic notice thereof to the Bank not later than 12:00 noon, Columbus, Ohio time, three (3) LIBOR Business Days prior to the day on which the continuation of a Quoted Eurodollar Loan or conversion to a Quoted Eurodollar Loan is to be effective, and not later than 12:00 noon, Columbus, Ohio time, one Business Day prior to the proposed day of conversion of a Quoted Eurodollar Loan to a Daily Eurodollar Loan or Domestic Loan, provided, that an outstanding Quoted Eurodollar Loan may only be converted on the last day of the then current Interest Period with respect to such Loan, and provided, further, that upon the continuation or conversion of a Loan such notice shall also specify the Interest Period (if applicable) to be applicable thereto upon such continuation or conversion. If the Borrower shall fail to timely provide notice with respect to any outstanding Quoted Eurodollar Loan, the Borrower shall be deemed to have elected to convert such Loan to a Domestic Loan on the last day of the Interest Period with respect to such Loan. Telephonic notice shall in each instance be followed within a reasonable period of time by written notice substantially in the form of Exhibit C hereto. In the event of any conflict between telephonic and written notice, the telephonic notice shall control to the extent that such notice has been relied upon by the Bank making the applicable Loan.

     4.5 Prepayment. The Borrower may at any time, upon three (3) Business Days prior written notice to the Bank, repay any or all of the Loans without penalty, except that Quoted Eurodollar Loans may only be paid at the end of the applicable Interest Period and the Borrower may not prepay any portion of any Loan as to which an election for a continuation of or a conversion to a Quoted Eurodollar Loan is pending. Any prepayment shall be in the minimum amount of $100,000 or multiples thereof. All partial prepayments under this Section 4.5 shall be accompanied by the payment of all accrued interest. The Borrower shall make such prepayments as are necessary to keep the amounts outstanding to the Bank hereunder within the Commitment limitations identified in Section 1.2 hereof.

     4.6 Termination or Reduction Options. The Borrower shall have the right at any time prior to the Termination Date, upon three (3) Business Days prior written notice to the Bank, (i) to terminate or reduce permanently the aggregate principal amount of the Commitment of the Bank to make Loans hereunder by written notice to the Bank; provided that any permanent reduction of the Commitment of the Bank to make Loans must be accompanied by the repayment of any outstanding principal amount in excess of the amount of the Bank's Commitment, as thereby reduced, together with interest accrued thereon; and provided further that no such termination or reduction which would require prepayment of any Quoted Eurodollar Loan shall be permitted except at the end of the applicable Interest Period.

     4.7 Interest Payment Dates. "Interest Payment Date" shall mean (i) the last day of each Interest Period in the case of each Quoted Eurodollar Loan, except that in the case of any Interest Period that is longer than three (3) months for any such Loan, "Interest Payment Date" shall also include the ninetieth (90th) day of such Interest Period; and (ii) in the case of each Domestic Loan and Daily Eurodollar Loan, the last Business Day of each month.

     4.8 Payment Method. All payments to be made by the Borrower hereunder will be made in Dollars and in immediately available funds to the Bank at its address set forth in Section 14.2 hereof not later than 3:00 p.m. Columbus, Ohio time on the date on which such payment shall become due. Payments received after 3:00 p.m. Columbus, Ohio time shall be deemed to be payments made prior to 3:00 p.m. on the next succeeding Business Day. At the time of making each such payment, the Borrower shall specify to the Bank that obligation of the Borrower to which such payment is to be applied, or, in the event that the Borrower fails to so specify or if an Event of Default shall have occurred and be continuing, the Bank may apply such payments to indebtedness due hereunder as it may determine in its sole discretion.

     4.9 No Setoff or Deduction. All payments of principal and interest on the Loans and other amounts payable by the Borrower hereunder shall be made by the Borrower without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

     4.10 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan outstanding hereunder or any other amount due hereunder, becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

SECTION 5. [INTENTIONALLY OMITTED]

SECTION 6. CONDITIONS OF LENDING.

     The obligations of the Bank hereunder are subject to the following tconditions precedent:

     6.1 Opinion of Counsel for Borrower. On or before the date of first borrowing hereunder, the Bank shall have received the favorable written opinion of counsel for the Borrower acceptable to the Bank, addressed to the Bank, and satisfactory to counsel for the Bank (i) confirming the accuracy of the representations and warranties set forth in Section 2.1 hereof (except such confirmation may exclude the Borrower's Subsidiaries and any opinion as to the Borrower's qualification to do business in states other than Ohio), and to the best knowledge of such counsel, confirming the accuracy of the representations and warranties set forth in Sections 2.2, 2.12 and 2.14 hereof and those portions of Section 2.13 hereof not described in Section 6.1 (ii) hereof; (ii) stating that (1) this Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms and (2) the Note when duly executed and delivered by the Borrower to the Bank in accordance with the provisions hereof, will constitute the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws and to moratorium laws from time to time in effect and to such other exceptions as the Bank may deem acceptable); and (iii) confirming that the terms of this Agreement will not violate any of the terms or conditions of the Metropolitan Agreement.

     6.2 Supporting Documents. The Bank shall have received on or before the date of the first borrowing hereunder (i) a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the borrowings contemplated hereunder and the execution and delivery of the Note provided for herein, (ii) a copy certified by the Secretary of State of Ohio of the Articles of Incorporation of the Borrower; (iii) a copy of the Bylaws or Code of Regulations of the Borrower, certified as true and correct by its secretary or assistant secretary, (iv) a certificate of the secretary or assistance secretary of the Borrower identifying the officers authorized to sign this Agreement and the Note provided for herein and to borrow hereunder, together with samples of each of their signatures, (v) a certificate of good standing as to the Borrower from the Secretary of State of Ohio and of each state in which the Borrower is doing business and required to qualify, and
(vi) such additional documents as counsel for the Bank may reasonably request.

     6.3 No Default. Each borrowing hereunder shall constitute a certification by the Borrower that (i) the Borrower and each Subsidiary are in compliance with all of the terms and provisions set forth herein on their part to be observed and performed, (ii) no Default or Event of

Default has occurred or is continuing at the time of such borrowing and (iii) each of the representations and warranties made in Section 2 hereof are true and correct with the same effect as though such representations and warranties had been made at the time of such borrowing, except that the representations and warranties made in Sections 2.3 and 2.5 hereof shall be deemed to refer to the last audited financial statements or interim financial statement delivered to the Bank pursuant to Section 8.1 hereof and further excepting that the occurrence of any material adverse change or effect shall be determined by reference to the Borrower's financial condition, business and operations on the date of this Agreement.

     6.4 Delivery of Note. The Borrower shall have executed and delivered the Note to the Bank.

SECTION 7. PROVISIONS RELATING TO EURODOLLAR LOANS.

     7.1 Additional Costs. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of any such authority (whether or not having the force of law), shall (i) impose taxes on, or affect the basis of taxation of, payments to the Bank of any amounts payable by the Borrower under this Agreement (other than taxes imposed on the overall net income of the Bank by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which the Bank has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank, or (iii) shall impose any other condition, requirement or charge with respect to this Agreement, the Note or the Eurodollar Loans (including without limitation any capital adequacy requirement, any requirement which affects the manner in which the Bank allocates capital resources to its commitments or any similar requirement), and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Loan, to reduce the amount of any sum receivable by the Bank thereon, or to reduce the rate of return on the Bank's capital, then the Borrower shall pay to the Bank, from time to time, upon request of the Bank, additional amounts sufficient to compensate the Bank for such increased cost, reduced sum receivable or reduced rate of return to the extent the Bank is not compensated therefor in the computation of the interest rates applicable to the Loans. A detailed statement as to the amount of such increased cost, reduced sum receivable or reduced rate of return, prepared in good faith and submitted by the Bank to the Borrower, shall be conclusive and binding for all purposes, absent manifest error in computation.

     7.2 Additional Eurocurrency Reserves. Without limiting the effect of the provisions of Section 7.1 above, the Borrower shall, upon request the Bank, pay to the Bank on each Interest Payment Date with respect to each Eurodollar Loan at any time outstanding, additional amounts for each day upon which the Bank is required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System, which additional amount shall be calculated by the Bank with respect to its outstanding Eurodollar Loans as follows:

                                  R               1
                              ---------         -----
     Additional amount = P  x   (1-r)   -  R  x  360
where

P  =  the principal amount of such Loan outstanding on such date;

R     LIBOR applicable to such Loan for such date (expressed as a decimal); and

r = the stated rate (expressed as a decimal) at which such reserve requirements are imposed on the Bank as determined by the Bank.

This provision is for the benefit of the Bank and is not intended to increase the expected yield to the Bank above the rates of interest provided for in this Agreement.

     7.3 Limitations of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Loan pursuant to Section 4.1 hereof, or a request for a continuation of a Eurodollar Loan as a Eurodollar Loan pursuant to Section 4.4 hereof, or conversion of a Domestic Loan to a Eurodollar Loan pursuant to Section 4.4 hereof, (i) deposits in Dollars for periods comparable to the Interest Period elected by the Borrower are not available to the Bank in the London interbank market, or (ii) it is otherwise impossible for any reason to determine LIBOR, or
(iii) LIBOR will not adequately and fairly reflect the cost to the Bank of making or maintaining the related Eurodollar Loan, or (iv) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for the Bank (x) to make the relevant Eurodollar Loan or (y) to continue such Loan as a Eurodollar Loan or (z) to convert a Loan to a Eurodollar Loan, then the Borrower shall not be entitled, so long as such circumstances continue, to request or receive a Eurodollar Loan pursuant to Section 4.1 hereof or a continuation of or conversion to such Loans pursuant to Section 4.4 hereof. In the event that such circumstances no longer exist, the Bank shall again consider requests for Eurodollar Loans pursuant to Section 4.1 hereof, and requests for continuations of and conversions to such Loans pursuant to Section 4.4 hereof.

     7.4 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for the Bank to maintain any Loan under this Agreement, the Borrower shall upon receipt of notice thereof from the Bank, repay in full the then outstanding principal amount of all Loans made by the Bank so affected together with all accrued interest thereon to the date of payment and all amounts due to the Bank under Sections 4 and 7.5 hereof, (i) on the last day of the then current Interest Period, if any, applicable to such Loan if the Bank may lawfully continue to maintain such Loan to such day, or
(ii) immediately if the Bank may not continue to maintain such Loan to such day. This provision is for the benefit of the Bank and is not intended to increase the yield to the Bank above the rates of interest provided for in this Agreement.

     7.5 Indemnification. If the Borrower makes any payment of principal with respect to any Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Sections 4.5, 7.4 or 13.2 hereof or otherwise), or if the Borrower fails to borrow, continue or convert any Loan after notice has been given to the Bank in accordance with Section 4.1 or 4.4 hereof, or fails to make any payment of principal or interest in respect of a Loan when due, or fails to make any prepayment after notice of intention to prepay has been given to the Bank, the Borrower shall reimburse the Bank on demand for any resulting loss or expense incurred by the Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties. A detailed statement as to the amount of such loss or expense, prepared in good faith and submitted by the Bank to the Borrower shall be conclusive and binding for all purposes absent manifest error in computation.

     7.6 Survival of Obligations. The provisions of this Section 7 shall survive the termination of the Commitment and the payment in full of the Note outstanding pursuant to this Agreement.

SECTION 8. AFFIRMATIVE COVENANTS.

     For as long as the Bank is obligated to lend hereunder and until payment in full of the Note and interest thereon, the Borrower covenants that it will and will cause each Subsidiary, except, as to a Subsidiary, in the case of Sections 8.1, 8.2, 8.9, 8.10 and 8.13 hereof and unless the Bank shall otherwise consent in writing, to:

     8.1 Financial Statements. Furnish the Bank a copy of the report of the certified audit of the Borrower and its Subsidiaries for each fiscal year prepared by a certified public accountant of recognized standing and a balance sheet and related statements of income and retained earnings and cash flow of the Borrower and of the Subsidiaries as of the end of and for each quarter certified as to fairness of presentation by an officer of the Borrower and/or the respective Subsidiaries. All financial statements will be consolidated financial statements, will be prepared in accordance with generally accepted accounting principles, and will be in a form satisfactory to the Bank. The annual audits and quarterly statements shall be in the format required for filing with the Securities and Exchange Commission. The engagement of the certified public accountant will require the reporting of any and all Defaults and Events of Default as of the last day of the fiscal year of the Borrower which have come to the attention of such accountant or that no Defaults or Events of Default have come to its attention as of such date. Quarterly financial statements will be accompanied by an officer's compliance certificate, in the form attached hereto as Exhibit D, which shall also indicate whether a Default or Event of Default has occurred and, if so, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate. In the event that any certificate furnished under this paragraph shall state that a Default or Event of Default has occurred and is continuing, such certificate shall be accompanied by a statement executed by the chief financial officer of the Borrower as to the action taken and proposed to be taken by the Borrower to cure such Default or Event of Default. Such annual and quarterly statements shall, be delivered to the Bank within 120 days and 60 days, respectively, after the close of the fiscal period.

     The Borrower will also furnish the Bank promptly after sending or filing thereof, copies of all financial statements and reports which it sends to its stockholders and copies of all regular and periodic reports and registration statements which it files with the Securities and Exchange Commission. The Borrower will furnish the Bank within a reasonable period of time such additional information and financial statements as the Bank may from time to time request.

     The Borrower will furnish to the Bank within 25 days of the end of each fiscal month a certificate in the form of Exhibit F signed by its chief financial officer setting forth the calculation of the Borrowing Base as of the end of such month.

     8.2 Out of Pocket Expenses. Pay all out-of-pocket expenses of the Bank arising in connection with the transactions contemplated by this Agreement, whether or not consummated, including the reasonable fees and expenses of the Bank's counsel for services rendered in connection with the transaction contemplated hereby including the preparation of this Agreement and related documents, and any amendments or modifications thereto.

     8.3 Compliance with Statutes; Payment of Taxes. Comply with all valid and applicable statutes and governmental regulations and pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations, which, if unpaid might become a lien against the property of the Borrower or any subsidiary, except liabilities being contested in good faith by appropriate proceedings and against which the Borrower or applicable Subsidiary has set up adequate reserves in conformity with GAAP.

     8.4 Insurance. Maintain insurance in such amounts as is customarily maintained by companies of the same relative size in the same or similar businesses.

     8.5 Corporate Existence. Maintain its corporate existence in good standing and comply with all valid and applicable statutes, rules and regulations, and maintain its properties in good operating condition, except a Subsidiary may be merged into the Borrower or consolidated with another Subsidiary.

     8.6 ERISA. The Borrower and its Subsidiaries shall with respect to any employee benefit plan under ERISA in effect now or in the future:

         (a) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 through 305 of ERISA with respect to such plan,

         (b) if requested by the Bank, promptly, after the filing thereof, furnish to the Bank copies of each annual report required to be filed pursuant to Section 103 of ERISA in connection with such plan for the plan year most recently ended, including any certified financial statements or actuarial statements required pursuant to said Section 103,

         (c) notify the Bank immediately of any fact, including, but not limited to, any "Reportable Event," as that term is defined in Section 4043 of ERISA, arising in connection with such plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation, or any successor thereto, or for the appointment by the appropriate United States District Court of a trustee to administer such plan, and

         (d) notify the Bank of any "Prohibited Transaction" as that term is defined in Section 406 of ERISA for which there is no exemption under
     Section 408 of ERISA.

     8.7 Books and Records. Maintain books and records in which full and correct entries will be made of all its business transactions.

     8.8 Inspection of Books and Records. Permit the Bank upon its reasonable request to inspect the books and records of the Borrower, to make copies and abstracts thereof and to discuss the affairs of the Borrower with the Borrower's officers.

     8.9 Notification by Borrower. Give the Bank prompt written notice of:

         (a) the occurrence of any Default or Event of Default or any event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, and

         (b) any development in the business or affairs of the Borrower or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Borrower to result in a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries.

     8.10 Amendments to Metropolitan Agreement. Furnish the Bank promptly with a copy of every amendment of the Metropolitan Agreement.

     8.11 Notice of Claims. Give the Bank prompt written notice of any claim in excess of $1,000,000,or in which no monetary amount is specified, that is asserted against the Borrower or any of its Subsidiaries in any litigation to which the Borrower or such Subsidiary is a party.

     8.12 Restriction on Consolidated Assets. Maintain seventy-five percent (75%) of consolidated tangible assets, excluding intercompany assets which are eliminated when consolidated in accordance with GAAP, under the ownership of and in the name of the Borrower. In the event the Borrower fails to maintain seventy-five percent (75%) of its consolidated tangible assets under its ownership or in its own name, then the Borrower, within a reasonable time thereafter, shall make all significant Subsidiaries, as determined in a commercially reasonable manner by the Bank, obligors on all indebtedness owing to the Bank under this Agreement, either by assumption of such indebtedness as a co-maker with Borrower or by the guaranty of such indebtedness, as the Borrower may elect.

     8.13 Resting of Loan. So long as the Commitment is outstanding, the Borrower shall reduce the principal balance of the Loan to zero and maintain the same at zero for a period of not less than 45 (forty-five) consecutive days during the Resting Period. "Resting Period" means the period beginning on December 1, 2001, and ending on the Termination Date.

SECTION 9. NEGATIVE-COVENANTS.

     For as long, as the Bank is obligated to lend hereunder and until payment in full of the Note and interest thereon, the Borrower covenants that it will not, without the prior written consent of the Bank:

     9.1 Limitations on Debt. Directly or indirectly create, incur, assume or otherwise become or remain liable with respect to any Debt or any Guaranties except:

         9.1.1  the Loans;

         9.1.2 Debt existing on the date hereof listed on Schedule 9.1 attached hereto, including extensions and refinancings of such Debt;

         9.1.3  Debt secured by Liens permitted pursuant to Section 9.5;

         9.1.4 secured or unsecured purchase money Debt (including Capitalized Leases) to finance the acquisition of fixed assets, if such Debt
                (a) has a scheduled maturity and is not due on demand, (b) in the aggregate does not exceed the sum of $2,000,000 outstanding at any time, (c) does not exceed the purchase price of the items being purchased, and (d) is not secured by any property or assets other than the item or items being purchased;

         9.1.5 foreign currency agreements in an aggregate notional amount not to exceed $3,000,000 (after netting contracts to buy and sell the same national currency on the same date);

         9.1.6 interest rate contracts protecting the Borrower against risks of interest rate fluctuation; and

         9.1.7 commercial letters of credit in an aggregate amount outstanding at any one time not exceeding $4,000,000.

     9.2 Maintenance of Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than (i) $49,000,000 as of March 31, 2001, (ii) $46,000,000 as of June 30, 2001, (iii) $48,500,000 as of September 29, 2001, and
(iv) $54,000,000 as of December 29, 2001, and as of the end of each fiscal quarter thereafter.

     9.3 Restricted Payments. Except as described in Schedule 9.3 attached hereto, declare or pay any dividends (other than dividends payable in capital stock of the Borrower) on any shares of any class of its capital stock or apply any of its property or assets to the purchase, redemption or other retirement of, or make any other distribution, by reduction of capital or otherwise, in respect of, or permit any Subsidiary to purchase, any shares of any class of stock of the Borrower (herein, collectively, "Restricted Payments"); provided, however, that the Borrower may perform its obligations under option agreements to the extent that the consideration paid does not exceed $500,000 in any one fiscal year.

     9.4 Capital Expenditures. Permit total capital expenditures (including expenditures in respect of capital lease obligations) of the Borrower and its Subsidiaries in any one fiscal year to exceed $4,500,000.

     9.5 Liens. Permit, and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Lien on any property, whether owned as of the date of this Agreement or thereafter acquired, except:

         9.5.1 Liens on property of the Borrower or a Subsidiary existing on the date of this Agreement identified on Schedule 2.4 attached hereto;

         9.5.2 Liens, pledges or deposits made or incurred by the Borrower or a Subsidiary in connection with worker's compensation, social security or unemployment insurance or to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

         9.5.3 Liens incurred by the Borrower or a Subsidiary for taxes, assessments or governmental charges or levies to the extent permitted to remain unpaid by Section 8.3 hereof and materialmen's and warehousemen's Liens securing obligations not overdue, or if overdue, being contested in good faith by appropriate proceedings, provided that adequate reserves are established in accordance with GAAP;

         9.5.4 attachment, judgment and other similar Liens arising in connection with judicial proceedings, provided that the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings in such manner that the property subject to such Lien is not subject to forfeiture or sale and provided further that adequate reserves are established in accordance with GAAP;

         9.5.5 encumbrances in the nature of zoning restrictions, easements, restrictions of record on the use of real property, and landlords' and lessors' Liens, in each case arising or existing in the ordinary course of business of the Borrower or a Subsidiary and which do not materially impair the Borrower's or a Subsidiary's use of the property subject thereto; and

         9.5.6 Liens in connection with purchase money Debt permitted pursuant to Section 9.1.4.

     Any Person which becomes a Subsidiary shall be deemed to have incurred, at the time it becomes a Subsidiary, any Lien of such Person existing immediately after it becomes a Subsidiary.

     9.6 Restrictions on Subsidiaries. Permit any Subsidiary to:

         9.6.1 issue or dispose of any shares of its capital stock to any Person other than the Borrower or a Subsidiary, except to the extent, if any, required to qualify directors under any applicable law or required to be issued to other stockholders of such Subsidiary by virtue of their exercise of preemptive rights or as their pro rata share of any stock dividend; or

         9.6.2 except as permitted by the proviso in Section 9.9 hereof, sell, assign, transfer, dispose of or in any way part with control of any share of capital stock, of any other Subsidiary owned by it, or any Debt owing to it from another Subsidiary, except in either case to the Borrower or a Subsidiary; or

         9.6.3 except for (a) Debt of Subsidiaries owing to Borrower or another Subsidiary; (b) Guaranties of Debt of the Borrower permitted under Section 9.1; (c) Debt of a Subsidiary of the type described in Sections 9.1.2 and 9.1.3; (d) Guaranties of a Subsidiary of the Debt of another Subsidiary of the type described in Sections 9.1.2 or 9.1.3; or (e) Debt described in
     Schedule 9.6, directly or indirectly create, incur, assume or otherwise become or remain liable with respect to any Debt or any Guaranties. Any corporation which becomes a Subsidiary shall be deemed to have incurred, at the time it becomes a Subsidiary, any Debt of such corporation existing immediately after it becomes a Subsidiary.

     9.7 Disposition of Assets. Permit, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of all or any substantial part of its properties and assets, or consolidate with or merge into any other Person, or permit another Person to merge into it, except that:

         9.7.1 any Subsidiary may permit any corporation to merge into such Subsidiary, or may consolidate with or merge into, or sell, lease or otherwise dispose of its assets as an entirety or substantially as an entirety to the Borrower, a Subsidiary or any corporation which thereupon becomes a Subsidiary, provided that immediately after the consummation of any such transaction and after giving effect thereto, (A) the Borrower and each Subsidiary shall be in compliance with the provisions of Section 9.1 and 9.6.3 hereof, and (B) no Default or Event of Default shall exist;

         9.7.2 the Borrower or any Subsidiary may sell or otherwise dispose of any of its assets in the ordinary course of its business; and

         9.7.3 in addition to transactions permitted by Sections 9.7.1 and 9.7.2 above, the Borrower or any Subsidiary may sell or otherwise dispose of any of its assets (including shares of stock and Debt of Subsidiaries) at the fair market value thereof (as determined in good faith by the Board of Directors of the Borrower) if the aggregate net proceeds received by the Borrower and its Subsidiaries from all such sales and all other sales and dispositions during the twelve (12) consecutive calendar months immediately preceding any such sale or other disposition shall not exceed 15% of Consolidated Net Tangible Assets as of the end of the fiscal year of the Borrower immediately preceding such sale or disposition.

     9.8 Transactions with Affiliates. Permit, and will not permit any Subsidiary to, engage in any material transaction with an Affiliate on terms more favorable to such Affiliate than would have been obtainable in arm's length dealing in the ordinary course of business with a Person not an Affiliate.

     9.9 Restrictions on Borrower. The Borrower will not:

         9.9.1 sell, assign, transfer, dispose of, or in any way part with control of, any share of capital stock of any Subsidiary except (A) to the extent, if any, required to qualify directors of such Subsidiary under any applicable law, or (B) to any Subsidiary; or

         9.9.2 sell, assign, transfer, dispose of, or in any way part with control of, any Debt owing from any Subsidiary to the Borrower except to any Subsidiary;

provided, however, that all shares of capital stock of all classes, together with all Debt, of any Subsidiary owned by the Borrower and/or its other Subsidiaries may be sold for the fair market value thereof (as determined in good faith by the Board of Directors of the Borrower), as an entirety, if the Subsidiary whose shares of capital stock and Debt are so sold does not own any shares of capital stock or Debt of any other Subsidiary not being simultaneously disposed of as permitted by this proviso and if such sale is permitted by
Section 9.7.3 hereof.

     9.10 Permitted Investments. Permit, and will not permit any Subsidiary to, make any Investment other than Permitted Investments.

     9.11 Limitation on Restrictive Covenants. Except for the covenants in the Metropolitan Agreement as existing on the date of this Agreement, incur, or suffer to exist, any Funded Debt or Current Debt with covenants more restrictive than the covenants contained herein. In the event the Borrower does enter into any Current Debt or Funded Debt with covenants more restrictive than the covenants contained herein (the "Restricted Debt") then the more restrictive covenants shall automatically and immediately be incorporated herein without further action or amendment to this Agreement. Once the Restricted Debt has been paid in full and all documents in connection therewith terminated, the covenants in this Agreement shall automatically and immediately revert back to the covenants which existed on the date of this Agreement, or as subsequently modified by agreement of the Borrower and the Bank, without further action or amendment to this Agreement.

     9.12 Loan, Advances and Purchases of Stock. Make or permit to remain outstanding or permit any Subsidiary to make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any person or entity, provided that this Section 9.12 shall not prohibit or restrict the Borrower's ability to own, purchase or acquire any stock, obligations or securities of, or any other interest in, any Subsidiary if otherwise permitted under the terms of this Agreement, and provided further that if otherwise permitted under the terms of this Agreement the Borrower or any Subsidiary may:

         9.12.1 own, purchase or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary; and

         9.12.2 acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary.

     9.13 EBITDA. Permit Consolidated Net Income plus Consolidated Net Interest Expense, consolidated taxes, consolidated amortization and consolidated depreciation ("EBITDA") to be less than the following amounts at the end of each of the following periods:

              Periods                                     EBITDA
              -------                                     ------
    Quarter ending March 31, 2001                        ($6,000,000)
    Two quarters ending June 30, 2001                    ($11,000,000)
    Three quarters ending September 29, 2001             ($6,000,000)
    Four quarters ending December 29, 2001                $3,000,000

SECTION 10. FURTHER ASSURANCE.

     The Borrower shall furnish at the reasonable request of the Bank opinions of legal counsel and certificates of its officers satisfactory to the Bank regarding matters incident to this Agreement. The Borrower agrees to provide such other documents and information and to take such further action as the Bank may reasonably require in connection with the execution and delivery of this Agreement and the Borrower's performance hereunder.

SECTION 11. TAXES AND STAMPS.

     If in connection with any borrowing hereunder any documentary or recording tax should be assessed or the affixing, of any stamps be required by state or federal governments, the Borrower will pay the tax and the cost of the stamps.

SECTION 12. [INTENTIONALLY OMITTED]

SECTION 13. DEFAULT.

     13.1 Events of Default. The occurrence of any one or more of the following events will constitute an Event of Default:

         13.1.1 Default shall be made in the due and punctual payment of any principal of any Note when and as the same shall become due and payable, whether at maturity or by acceleration or otherwise;

         13.1.2 Default shall be made in the due and punctual payment of any installment of interest on any Note or Commitment Fees or other amounts hereunder, when and as such payments shall become due and payable, and such default shall have continued for a period of 10 days;

         13.1.3 Default shall be made in the performance or observance of any covenants, agreements or conditions contained in this Agreement or any Note, other than as set forth in Sections 13.1.1 and 13.1.2 hereof and such default shall have continued for a period of 30 days after any officer of the Borrower becomes aware thereof;

         13.1.4 Default shall occur with respect to any indebtedness of the Borrower or any Subsidiary (other than the Note) for borrowed money, including, but not limited to, failure to pay when due any payments required pursuant to such indebtedness, or any other default shall occur with respect to such indebtedness, and such other default shall continue for more than any applicable grace period and the effect of such other default is to cause such indebtedness to remain unpaid or to cause or permit the obligee to cause such indebtedness to become immediately due;

         13.1.5 The Borrower or any of its Subsidiaries shall (A) admit in writing its inability to pay its debts or be unable to pay its debts generally as they become due, (B) file a petition in bankruptcy or a petition to take advantage of any insolvency act, (C) make an assignment for the benefit of its creditors, (D) consent to the appointment of a receiver of itself or the whole or any substantial part of its property,
     (E) file a petition or answer seeking reorganization, arrangement or winding-up under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof or any other country or jurisdiction, (F) have a petition in bankruptcy filed against it and such petition shall remain undismissed for a period of 60 days, or (G) file any answer admitting or not contesting the material allegations of a petition filed against the Borrower or any of its Subsidiaries in any such case or proceeding, or the Borrower or any of its Subsidiaries seeks, approves, consents to or acquiesces in any such case or proceeding or in the appointment of any custodian, trustee, receiver, liquidator or fiscal agent of the Borrower or any of its Subsidiaries for all or a substantial part of the properties or assets of the Borrower or any of its Subsidiaries;

         13.1.6 A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Borrower or the Subsidiary involved, a receiver or custodian of the Borrower or any of its Subsidiaries or of the whole or any substantial part of their properties, or approving a petition filed against the Borrower and/or any Subsidiary seeking reorganization, arrangement or winding-up of the Borrower and/or such Subsidiary under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof or any other country or jurisdiction, and such order, judgment or decree shall not be vacated or set aside or stayed within 15 days from the date of assumption of such custody or control;

         13.1.7 Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Borrower or any of its Subsidiaries or of the whole or any substantial part of their respective properties and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control;

         13.1.8 Final judgment or judgments for the payment of money in the aggregate in excess of $2,000,000 shall be rendered by a court of record against the Borrower and/or any of its Subsidiaries, either individually or some combination thereof, and the Borrower or such Subsidiary or Subsidiaries shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof and within said period of 30 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

         13.1.9 A representation or warranty by the Borrower in this Agreement or in any financial statement, certificate, report or opinion delivered pursuant to this Agreement proves to have been incorrect in any material respect when made or deemed made or delivered; or

         13.1.10 (A) either the Borrower or any of its Subsidiaries shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time) involving any pension or profit-sharing plan ("Plan"); (B) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan; (C) a Reportable Event (as defined in ERISA) shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan (as defined ERISA), which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (D) any Single Employer Plan shall terminate for purposes of Title IV of ERISA; (E) the Borrower or any Subsidiary shall, or is, in the reasonable opinion of any of the Bank, likely to incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan (as defined in ERISA); or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or conditions, if any, could reasonably be expected to subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial condition of the Borrower.

     13.2. Remedies.

         13.2.1 Upon the occurrence and during the continuance of any Event of Default, the Bank may by notice to the Borrower terminate the Commitment or declare to be immediately due and payable the outstanding principal of, and accrued interest on, the Note and all other amounts due and payable hereunder, or both, whereupon the Commitment of the Bank shall terminate forthwith or all such amounts shall become immediately due and payable, or both, as the case may be, without further notice or demand, provided that in the case of any event or condition described in Section 13.1.5 or 13.1.6 hereof with respect to the Borrower, the Commitment shall automatically terminate forthwith and all such amounts shall automatically become immediately due and payable without notice or demand. The Borrower hereby expressly waives presentment, notice of dishonor, protest, notice of protest, diligence in bringing suit against any party and all other similar formalities.

         13.2.2 Upon the occurrence and during the continuance of any Event of Default, the Bank may, in addition to the remedies provided in Section
     13.2.1 hereof, enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenants or agreements contained in this Agreement or the Note or in aid of the exercise of any power granted in this Agreement or the Note and may enforce the payment of the Note and any of its rights available at law or in equity.

         13.2.3 Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any requirement for such notice being expressly waived by the Borrower) to set off and apply against any and all of the obligations of the Borrower now or hereafter existing under this Agreement any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower and any property of the Borrower from time to time, in possession of the Bank, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of the Bank under this Section 13.2.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

     SECTION 14. MISCELLANEOUS.

     14.1 Amendments, Etc. This Agreement may be amended from time to time and any provision hereof may be waived by the parties hereto. No such amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     14.2 Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder shall be in writing and shall be delivered or sent to the Borrower at 13405 Yarmouth Rd., N.W., Pickerington, Ohio 43147, Attention: Daniel Viren, Chief Financial Officer; and to The Huntington National Bank at 41 South High Street, Columbus, Ohio 43287,
Attention: John M. Luehmann; or to such other address as may be designated by the Borrower or the Bank by notice to the other. All notices shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing.

     14.3 Conduct No Waiver; Remedies Cumulative. No course of dealing on the part of the Bank, nor any delay or failure on the part of the Bank in exercising any rights, powers or privileges hereunder, shall operate as a waiver of such rights, powers or privileges or otherwise prejudice the Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege by the Bank. No right or remedy conferred upon or reserved to the Bank under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to the Bank may be exercised from time to time as often as may be deemed expedient by the Bank.

     14.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Borrower made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank or on the Bank's behalf, and those covenants and agreements of the Borrower set forth in Section 8 and
Section 14.5 hereof shall survive the repayment in full of the Loans and the termination of the Commitment.

     14.5 Expenses.

         14.5.1 The Borrower agrees to pay and save the Bank harmless from liability for the payment of the reasonable fees and expenses of counsel to the Bank in connection with the preparation, execution and delivery of this Agreement and the Note and the consummation of the transactions contemplated hereby, and in connection with any amendments, waivers or consents in connection therewith, and all reasonable costs and expenses of the Bank (including reasonable fees and expenses of counsel) in connection with any Event of Default or the enforcement of this Agreement or any of the Note.

         14.5.2 The Borrower agrees to pay, and indemnify and hold harmless the Bank from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the use of proceeds of the Loans.

     14.6 Successors and Assigns. This Agreement shall be binding upon the parties hereto and shall inure to the benefit of the Bank and the Bank's respective successors and assigns. The Bank may assign its entire interest in this Agreement, its Commitment and the Loans to another financial institution, including, but not limited to, one of the Bank's affiliates. With the prior written consent of the Borrower, which consent shall not be unreasonably withheld, the Bank may sell participations in its Commitment and Loans to any financial institution or institutions, provided that, prior to a Default or an Event of Default, the Bank retains full power to make all decisions with respect to any waiver relating to this Agreement, and makes any interest rate quotations based on circumstances relating to it and not to any participant. The Borrower shall not, without the prior consent of the Bank, assign its rights or obligations hereunder or, as the case may be, under the Note and the Bank shall not be obligated to make any Loans hereunder to any entity other than the Borrower.

     14.7 Assignment to Federal Reserve Banks. The Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the Bank from its obligations hereunder.

     14.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     14.9 Governing Law, Consent to Jurisdiction and Waiver of Immunity. This Agreement is a contract made under, and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State. The Borrower further agrees that any legal action or proceeding with respect to this Agreement or the Note or the transactions contemplated hereby, may be brought in any court of the State of Ohio, or in the United States courts for the Southern District of Ohio, and the Borrower hereby irrevocably submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person, property and revenues and irrevocably consents to service of process in any such action or proceeding by the mailing thereof by U.S. mail to the Borrower at the Borrower's address set forth in Section 14.2 hereof. To the extent permitted by applicable law, the Borrower hereby waives and agrees not to assert in any such action or proceeding, by way of motion, as a defense or otherwise, any claim that (i) it is not personally subject to the jurisdiction of the aforesaid courts, (ii) except as required by applicable law, its property is exempt or immune from attachment or execution, (iii) any such action or proceeding brought in any one of the aforesaid courts is brought in an inconvenient forum, (iv) the venue of any such action or proceeding brought in any one of the aforesaid courts is improper, or (v) this Agreement or any document contemplated herein or the subject matter hereof or thereof may not be enforced in or by any such Court.

     Nothing in this paragraph shall affect the right of the Bank to serve process in any other manner permitted by law or limit the right of the Bank to bring any such action or proceeding against the Borrower or to obtain execution on any judgment, in any other jurisdiction or in any other manner permitted by law.

     14.10 Waiver of Jury Trial. THE BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     14.11 Headings. The headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms and provisions hereof.

     14.12 Construction of Certain Provisions. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles. If any provision of this Agreement refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     14.13 Integration and Severability. This Agreement embodies the entire agreement and understanding between the Borrower and the Bank, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the provisions of this Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the provisions of this Agreement or the Note in any other jurisdiction.

     14.14 Usury. Notwithstanding any provisions of this Agreement or the Note, in no event shall the amount of interest paid or agreed to be paid by the Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Note at the time performance of such provision shall be due shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied by the Bank to the payment of principal of the Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrower if such principal has been paid in full.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate originals as of the year and day first above written.

ATTEST:                        R. G. BARRY CORPORATION



/s/ Travis Wahl                By:  /s/ Michael Krasnoff
-------------------                 --------------------------------
                                    Michael S. Krasnoff
                                    Vice President


                               THE HUNTINGTON NATIONAL BANK



/s/ Ronald Cook                By:  /s/ John M. Luehmann
--------------------                ---------------------------------
                                    John M. Luehmann
                                    Assistant Vice President

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

March 12, 2001                                                      $30,000,000

     FOR VALUE RECEIVED, the undersigned, R. G. BARRY CORPORATION, an Ohio corporation, promises to pay to The Huntington National Bank (hereinafter called the "Bank") or order, at its office at 41 South High Street, Columbus, Ohio 43287 in lawful money of the United States of America and in immediately available funds, the principal sum of Thirty Million Dollars ($30,000,000), or such lesser amount as is then outstanding under this Note as indicated on the records of the Bank, for money loaned with interest upon the unpaid principal balance hereof from time to time outstanding, payable, in like money and funds, in arrears on each interest due date after the date hereof.

     This Note evidences Eurodollar Loans and/or Domestic Loans and shall bear interest at the rates, respectively, specified in the Credit Agreement described below, which is incorporated herein by reference. Such interest shall be payable on every Daily Eurodollar Loan and Domestic Loan on the last Business Day of each month beginning March 31, 2001, and on the date of conversion thereof to a Quoted Eurodollar Loan. Interest shall be payable on every Quoted Eurodollar Loan on each Interest Payment Date. Interest will be computed on the basis of a 360-day year for the actual number of days in each Interest Period. After an Event of Default or after maturity, whether by acceleration or otherwise, this Note shall bear interest at the Prime Rate plus two percent (2%) per annum.

     This Note represents Loans made pursuant to the Bank's Commitment under the Revolving Credit Agreement dated as of March 12, 2001, as it has been and may be from time to time amended (the "Credit Agreement"), among the undersigned and the Bank, and the terms and conditions set forth in the Credit Agreement shall be considered a part hereof to the same extent as if written herein, and upon the occurrence of an Event of Default as defined in the Credit Agreement, the entire principal sum and any accrued interest on this Note shall, at the option of the holder of this Note except as to any event or condition described in
Section 13.1.5 or 13.1.6 of the Credit Agreement, at once and without notice become due and payable. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to them in the Credit Agreement. The entire unpaid principal and interest on this Note shall be due and payable on the Termination Date.

     The Bank is hereby authorized by the undersigned to note on a schedule attached to this Note the date, amount and type of each Loan, the interest rate and duration of the related Interest Period (if applicable), and the amount of each payment or prepayment of principal thereon, which schedule shall constitute prima facie evidence of the information so noted, provided, that any failure by the Bank to make any such notation shall not relieve the undersigned of its obligation to repay the outstanding principal amount of this Note, all accrued interest hereon and any other amounts payable in accordance with the terms of this Note and the Credit Agreement.

     All parties to this Note, including endorsers, sureties and guarantors, if any, hereby waive presentment for payment, demand, protest, notice of non-payment or dishonor, and of protest, and any and all other notices and demands whatsoever, and agree to remain bound until the interest and principal are paid in full notwithstanding any extension or extensions of time for payment which may be granted, even though the period of extension may be indefinite, and notwithstanding any inaction by, or failure to assert any legal right available to, the holder of this Note.

     This Note shall be construed in accordance with and governed by the laws of the State of Ohio.

WAIVER OF RIGHT TO TRIAL BY JURY

     THE UNDERSIGNED ACKNOWLEDGES THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN THE UNDERSIGNED AND THE BANK, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS NOTE ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS NOTE OR TO ANY OF THE OTHER INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

     The undersigned authorizes any attorney at law to appear in any Court of Record in the State of Ohio or in any other state or territory of the United States after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the undersigned in favor of the Bank for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The attorney at law authorized hereby to appear for the undersigned may be an attorney at law representing the Bank, and the undersigned hereby expressly waives any conflict of interest that may exist by virtue of such representation.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                                R. G. BARRY CORPORATION


                                By:    /s/ Michael Krasnoff
                                   -----------------------------------------
                                Michael S. Krasnoff, Vice President

                                    EXHIBIT B
                            (METROPOLITAN AGREEMENT)
                             R.G. BARRY CORPORATION



                                                                  July 5, 1994



Metropolitan Life Insurance Company
One Madison Avenue
New York, New York  10010

Attention:  Treasurer

Dear Sirs:

     R.G. Barry Corporation, an Ohio corporation (herein called the "Company"), hereby agrees with you as follows:

     1. The Loan. Subject to the terms and conditions hereof, you will lend to the Company, and the Company will borrow from you, on July 5, 1994 (herein called the "Closing Date"), the amount of $15,000,000. Said loan shall be evidenced by, and be made against delivery to you on the Closing Date at your Home Office, One Madison Avenue, New York, New York, of, the Company's 9.70% senior promissory note due July 5, 2004 (the "Note"), substantially in the form of Exhibit A hereto, made in the principal amount of $15,000,000, dated the Closing Date, registered in your name and duly executed by the Company. Delivery of the Note shall be made against the advance by you to the Company of immediately available funds in the amount of $15,000,000.

     2. The Notes. The term "Notes" as used herein shall include the Note delivered to you on the Closing Date as provided in Section 1 hereof and any promissory note delivered in substitution or exchange therefor or in lieu thereof, and, where applicable, shall include the singular number as well as the plural. The term "Note" shall mean one of the Notes. Each Note shall be substantially in the form of Exhibit A hereto.

     3. Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of indemnity reasonably satisfactory to the Company (except that if you or your nominee is the holder of such Note, your own agreement of indemnity shall be deemed to be satisfactory), or, in the case of any such mutilation, upon the surrender of such Note to the Company at the office or agency maintained pursuant to Section
7.1 of the Notes for cancellation of such Note, the Company will make and deliver a new Note, of like tenor, dated the date from which unpaid interest has then accrued, in lieu of such lost, stolen, destroyed or mutilated Note.

     4. Financial Statements, Compliance Certificates and Other Documents and Information. So long as any Note shall be outstanding:

         (a) The Company will deliver to you, in duplicate, so long as you shall hold any Note

              (i) within 60 days after the end of each of the first three quarterly periods in each fiscal year of the Company, consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for that period and for the portion of such fiscal year ended with that period and a consolidated balance sheet of the Company and its Subsidiaries as at the end of that period, setting forth in each case in comparative form the corresponding figures for the corresponding period or periods of the preceding fiscal year, all in reasonable detail and certified (subject to year-end audit adjustments) by an authorized financial officer of the Company;

              (ii) within 120 days after the end of each fiscal year of the Company, consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such year and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail and accompanied by a report of independent public accountants of recognized national standing selected by the Company;

              (iii) concurrently with the delivery of the financial statements described in clauses (i) and (ii), a certificate signed on behalf of the Company by an authorized financial officer of the Company (1) stating that a review of the activities of the Company and its Subsidiaries during the fiscal period covered by such financial statements has been made with a view to determining whether the Company has kept, observed, performed and fulfilled all its obligations under this Agreement and the Notes, (2) stating that no Default or Event of Default existed at the end of such fiscal period or, if any such Default or Event of Default then existed, specifying all such Defaults and Events of Default and the status thereof and the action taken, being taken or proposed to be taken by the Company with respect thereto, and (3) accompanied by reasonably detailed calculations showing that the Company was in compliance, as of the end of the relevant fiscal period, with the requirements of Sections 8.1, 8.2, 8.5, 8.6, 8.7, 8.9, 8.10 and 8.11 of the Notes;

              (iv) concurrently with their being provided to the recipients thereof,

                   (1) copies of all financial statements, proxy statements and reports which the Company shall send to its stockholders or any of its Subsidiaries shall send to its stockholders other than the Company; and

                   (2) copies of all regular and periodic reports, if any, which the Company or any of its Subsidiaries shall file with the Securities and

              Exchange Commission, or any governmental agency or agencies substituted therefor, or with any national securities exchange;

              (v) immediately upon a responsible officer of the Company's becoming aware of the occurrence of any (1) "reportable event," as defined in Section 4043 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (2) nonexempted "prohibited transaction," as defined in Sections 406 and 408 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), in connection with any "employee pension benefit plan," as defined in
         Section 3 of ERISA established or maintained by the Company or any of its Subsidiaries for the benefit of its employees (a "Plan"), or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto and, when known, any action taken or proposed to be taken by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto;

              (vi) immediately upon the Company's becoming aware of the existence of any Event of Default or any Default, a written notice specifying the nature and status thereof and what action the Company is taking or proposes to take with respect thereto; and

              (vii) immediately upon the Company's becoming aware that the holder of any Note or of any other evidence of Debt of the Company or any Subsidiary of the Company has demanded payment, given notice or taken any other action with respect to a claimed Event of Default or a claimed default in respect of or under such other evidence of Debt, a written notice specifying the demand made, notice given or action taken by such holder and the nature and status of the claimed Event of Default or default and what action the Company is taking with respect thereto.

         (b) The Company will furnish to you such other information with respect to the business, operations, properties or financial condition of the Company or any of its Subsidiaries as you may, from time to time, reasonably request (including, without limitation, such information as may be required to be delivered by the Company to a holder of the Notes and/or any prospective purchasers thereof in accordance with Rule 144A under the Securities Act of 1933, as amended) and at your request will make available for examination copies of any special or extraordinary reports or statements (which the Company will promptly advise you of the existence of) which the Company or any of its Subsidiaries may make to or file with any governmental department, commission, board, bureau or agency, Federal or state, which might be helpful to you in evaluating your investment in the Notes.

     5. Inspection. So long as you shall hold any Note, you may visit and inspect any of the properties of the Company or its Subsidiaries, examine its books of account and the books of account of its Subsidiaries, and discuss the affairs, finances and accounts of the Company and its Subsidiaries with its and their officers and independent accountants, all at such reasonable times and as often as you may reasonably desire.

     6. Representations and Warranties. The Company represents and warrants that:

         (a) Financial Statements. The consolidated balance sheets of the Company and its Subsidiaries as at December 30, 1989, December 29, 1990, December 28, 1991, January 2, 1993 and January 1, 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended on said dates, including in each case the related schedules and notes, if any, all certified by independent public accountants and heretofore delivered to you, fairly present (i) the financial condition of the Company and its Subsidiaries as at the respective dates of said balance sheets and (ii) the results of operations and cash flows of the Company and its Subsidiaries for such fiscal years. Except as otherwise stated therein or in the notes thereto, all such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved.

         (b) No Material Changes. There has been no material adverse change in the business, operations, properties or condition, financial or other, of the Company and its Subsidiaries taken as a whole since January 1, 1994.

         (c) Due Organization and Qualification of Company The Company is a corporation duly organized and existing in good standing under the laws of the State of Ohio and is duly qualified and in good standing as a foreign corporation in every jurisdiction wherein the failure to so qualify would have a material adverse effect upon the business, operations, properties or financial condition of the Company and its Subsidiaries taken as a whole.

         (d) Business and Subsidiaries. The annual report of the Company on Form 10-K for the fiscal year ended January 1, 1994 (the "10-K") and the quarterly report of the Company on Form 10-Q for the fiscal period ended March 26, 1994 (the "10-Q"), each as filed with the Securities and Exchange Commission and a copy of each of which has heretofore been furnished to you, together correctly describe the general nature of the business conducted during the fiscal year ended January 1, 1994, and presently conducted and presently proposed to be conducted, by the Company and its Subsidiaries and correctly sets forth the principal properties then owned or leased by the Company and its Subsidiaries. Except for the contemplated acquisition of Vesture Corporation and the agreement to lease a distribution center in Laredo, Texas, since January 1, 1994, there has been no material change in the general nature of the business conducted and presently proposed to be conducted, or in the principal properties owned or leased, by the Company and its Subsidiaries. The only present Subsidiaries of the Company are those specifically referred to in the 10-K, each of which is duly organized and existing in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in every jurisdiction wherein the failure to so qualify would have a material adverse effect upon the business, operations, properties or financial condition of the Company and its Subsidiaries taken as a whole. The Company owns all outstanding shares of capital stock of each such Subsidiary except for directors' qualifying shares and all shares of such stock have been validly issued and are fully paid and non-assessable.

         (e) Title to Properties. Either the Company or one of its Subsidiaries has good and marketable fee title to all the real properties and good title to all other properties and assets reflected in the balance sheet as at January 1, 1994, referred to in subsection (a) above, or purported to have been acquired after said date, except, however, property subject to Capitalized Leases or properties and assets sold or otherwise disposed of in the ordinary course of business subsequent to said date. Except as permitted by Section 8.2 of the Notes, there are no Liens on any of the present properties or assets of the Company or its Subsidiaries.

         (f) Trademarks, Patents, etc. The Company and its Subsidiaries possess all trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses necessary to conduct their respective businesses as now operated without known conflict with any valid trademarks, trade names, copyrights, patents or licenses of others.

         (g) Litigation. Other than as referred to in the 10-K and the 10-Q, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any of its Subsidiaries) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is likely to result in any material adverse change in the business, operations, properties or condition, financial or other, of the Company and its Subsidiaries taken as a whole; and neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction or decree of any court, arbitrator or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         (h) Leases, etc. None of the assets or property reflected in the balance sheet as at January 1, 1994, referred to in subsection (a) above is held by the Company or its Subsidiaries as lessee under any lease or land purchase contract or as conditional vendee under any conditional sales contract or other title retention agreement other than properties or assets subject to Capitalized Leases reflected in said balance sheet as at January 1, 1994 and other than leasehold improvements not exceeding in the aggregate $3,800,000 net book value.

         (i) Burdensome Provisions. Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate or legislative restriction materially and adversely affecting the business, operations, properties or condition, financial or other, of the Company and its Subsidiaries, taken as a whole.

         (j) Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any bond, debenture, note or other evidence of Debt of the Company or any of its Subsidiaries or contained in any instrument under or pursuant to which any thereof has been issued or made and delivered and no other event of default or default exists thereunder or with respect thereto. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof or of the Notes will conflict with, result in a breach of or violate (x) any law, or any rule, regulation, order, judgment or decree of any governmental department or agency or of any court or arbitrator which is applicable to the Company or any of its property, or
     (y) any of the terms, conditions or provisions of the Company's certificate of incorporation or by-laws or of any agreement or instrument to which the Company or any of its Subsidiaries is a party, or constitute a default thereunder, or result in the creation or imposition of any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant thereto.

         (k) Force Majeure. Since January 1, 1994, the business, properties and assets of the Company and its Subsidiaries have not been materially and adversely affected in any way as the result of any fire, explosion, earthquake, accident, strike, labor disturbance, requisition or taking of property by governmental authority, flood, drought, embargo, riot, activity of armed forces, or act of God or the public enemy.

         (l) Foreign Assets Control Regulations, etc. Neither the execution, delivery or performance of this Agreement or the Notes by the Company nor the consummation by the Company of the transactions contemplated hereby will violate the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act or the Executive Orders of the President of the United States issued pursuant to such Acts, or any regulations or orders issued under such Acts or Executive Orders, including, without limitation, the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended).

         (m) Tax Liability. The Company and its Subsidiaries have filed all tax returns which, to the knowledge of their respective officers, are required to be filed and have paid all taxes which have become due and payable pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary other than those being contested in good faith by the Company or such Subsidiary. The Federal income tax liability of the Company has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended on or about December 31, 1987. In the opinion of the Company all tax liabilities were, as of January 1, 1994, and are now, adequately provided for on the books of the Company and its Subsidiaries.

         (n) Use of Proceeds; Regulation G. The proceeds of the loan to be made by you hereunder will be used by the Company (i) to refinance indebtedness originally incurred by the Company for working capital and (ii) for general corporate purposes.

         No part of the proceeds from such loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation G (12 C.F.R., Chapter II, Part 207) of the Board of Governors of the Federal Reserve System, and margin stock does not constitute, and the Company does not intend or foresee that margin stock will at any time constitute, more than 20% of the total assets of the Company. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect on the date hereof or as the same may hereafter be in effect.

         (o) Disclosure. Neither this Agreement, nor the financial statements referred to in subsection (a) of this Section 6, nor the 10-K or the 10-Q or any certificate or other data furnished to you in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact peculiar to the Company which materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the business, operations, properties, prospects, assets or condition, financial or other, of the Company and its Subsidiaries, taken as a whole, which has not been disclosed to you in writing.

         (p) ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan by the Company or any ERISA Affiliate which is or would be material and adverse to the business, operations, properties, assets, or condition, financial or other, of the Company and its Subsidiaries taken as a whole. Neither the Company nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA which is or would be material and adverse to the business, operations, properties, assets or condition, financial or other, of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the making of the loan by you hereunder will be exempt from, or will not involve any transaction which is subject to, the prohibitions of Section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under
     Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in
     Section 7(b) hereof as to the source of the funds to be used by you to make the loan hereunder.

     7. (a) Acquisition for Investment; Private Offering. You represent that you are acquiring the Note specified in Section 1 hereof for your own account for investment and not with a view to, or for sale in connection with, the distribution of such Note, nor with any present intention of distributing or selling such Note, provided that the disposition of your property shall at all times be within your control. The Company represents that it has not, either directly or through any agent, offered any of the Notes or other similar securities of the Company to, or solicited offers to acquire any thereof from, or otherwise approached or negotiated or communicated in respect of any thereof with, any Person or Persons other than you and not more than 34 other Persons, all of whom are institutional investors and were offered the Notes (or a portion thereof) at private sale for investment. Neither the Company nor any agent on its behalf will offer any of the Notes or other similar securities of the Company to, or solicit any offers to acquire any thereof from, or otherwise approach or negotiate in respect of any thereof with, any Person or Persons so as thereby to bring the offering and issuance of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

          (b) Source of Funds. You represent that the source of funds to be used by you to make the loan hereunder and to acquire the Notes will not consist of assets of any separate account (as defined in ERISA) maintained by you.

     8. Conditions of Loan. Your obligation to advance the loan on the Closing Date, as provided in Section 1 hereof, shall be subject to the performance by the Company of all its agreements theretofore to be performed hereunder and to the accuracy of its representations and warranties herein contained and to the satisfaction, prior to or concurrently with the making of said loan, of the following further conditions:

         (a) Opinion of Company's Counsel. You shall have received from Vorys, Sater, Seymour and Pease, counsel for the Company, an opinion dated the Closing Date, in form and substance satisfactory to you, to the effect that

              (i) the Company is a duly organized and existing corporation in good standing under the laws of the State of Ohio and has the corporate power and authority to own its properties and to carry on its business as now conducted and to enter into this Agreement and to issue the Notes;

              (ii) this Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms;

              (iii) the Note delivered to you on the Closing Date has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms;

              (iv) it is not necessary in connection with the offering and delivery of the Notes under the circumstances contemplated by this Agreement, to register the Notes under the Securities Act of 1933, as amended and as then in effect, or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended and as then in effect;

              (v) no authorization, consent, approval or exemption from, or filing with, any governmental or public body is required in connection with the execution and delivery of this Agreement and the Notes;

     and as to such other matters incident to the transactions contemplated by this Agreement as you may desire.

         (b) No Event of Default. No Default or Event of Default shall exist on the Closing Date; and the Company shall have delivered to you on the Closing Date a certificate signed by an authorized officer of the Company to such effect.

         (c) Correctness of Representations, etc. The representations and warranties by the Company in Sections 6 and 7(a) hereof shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; and the Company shall have delivered to you on the Closing Date a certificate signed by an authorized officer of the Company to such effect.

         (d) Legality. The Note being acquired by you on the Closing Date shall qualify on the Closing Date as a legal investment for mutual life insurance companies under the New York Insurance Law (without resort to any provision of such Law, such as Section 1405(a)(8) thereof, permitting limited investments by you without restriction as to the character of the particular investment) and such acquisition shall not subject you to any penalty or other onerous condition under or pursuant to any applicable law or governmental regulation.

         (e) Proceedings, Documents, etc. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to you; and you shall have received copies of all documents which you may reasonably request in connection with said transactions and copies of the records of all corporate proceedings in connection therewith in form and substance satisfactory to you.

     9. Home Office Payment. Notwithstanding any provision to the contrary contained in the Notes, the Company will promptly and punctually pay to you by wire transfer of immediately available funds, not later than 12:00 noon, New York time, on the date payment is due, to Account No. 002-2-410591, Account
Name: Metropolitan Life-Corporate Investments, Reference: PPN 068798A*8, at The Chase Manhattan Bank, N.A., Metropolitan Branch, 33 East 23rd Street, New York, New York 10010, ABA No. 021000021, or such other account or address as may be designated in writing by you, all amounts payable in respect of the principal of, premium, if any, and interest on, any Notes then held by you or your nominee, without any presentment thereof and without any notation of such payment being made thereon.

     In the event you shall sell any Note you will, prior to the delivery thereof, make a notation thereon of the date to which interest has been paid thereon and, if not theretofore made, a notation thereon of the extent to which any payment has been made on account of the principal thereof.

     10. Expenses. Whether or not the loan herein contemplated shall be consummated, the Company shall pay you $15,000 as a transaction fee to cover your expenses in preparing for and documenting the transaction contemplated by this Agreement. You agree that, upon payment of said transaction fee, the Company will not otherwise be liable for the payment of any expenses incurred by you in connection with preparing for, documenting and closing the transaction contemplated by this Agreement, including, without limitation, any legal fees and expenses, travel expenses, and word processing costs. The Corporation will, however, pay all of your out-of-pocket expenses, including the reasonable fees and disbursements of your special counsel, if any, in connection with any waiver, modification or consent under or in respect of this Agreement or the Notes, whether or not the same become effective. The Company will save you harmless against any and all liability with respect to, or resulting from any delay in paying, stamp or other documentary taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of the Notes or of any modification of any thereof. The Company's obligations under this Section 10 shall survive the payment or prepayment of the Notes.

     11. Definitions. Any terms used herein shall have, unless otherwise herein defined or the context otherwise requires, the respective meanings assigned to them in Exhibit A hereto.

     12. Survival of Representations and Warranties; Successors and Assigns. All covenants, agreements, representations and warranties made herein and in certificates delivered pursuant hereto shall survive the making by you of the loan herein contemplated and the execution and delivery to you of the Notes evidencing such loan and shall continue in full force and effect so long as any
Note is outstanding and unpaid and as provided in Section 10 hereof. Whenever in this Agreement either of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (including, in the case of you, any subsequent holder of any of the Notes); and all covenants, promises and agreements in this Agreement contained by or on behalf of the Company, or by or on behalf of you, shall bind and inure to the benefit of the respective successors and assigns of such party hereto (including, in the case of you, any subsequent holder of any of the Notes); provided, however, that you shall not be required to advance the loan as provided in Section 1 hereof to any Person other than the presently existing R.G. Barry Corporation, an Ohio corporation.

     13. Notices. All communications provided for hereunder or under the Notes (other than payments in respect thereof which shall be made in accordance with Section 9 hereof) shall be in writing and, if to you, mailed by registered or certified mail or delivered personally or by reputable overnight courier service to Metropolitan Life Insurance Company, One Madison Avenue, New York, New York 10010, Attention: Treasurer, with a copy to Metropolitan Life Insurance Company, Capital Markets Group-Central Territory, One Lincoln Centre, Suite 800, Oakbrook Terrace, Illinois 60181, Attention: Vice-President, or, if to the Company, mailed by registered or certified mail or delivered personally or by reputable overnight courier service to the Company's office at 13405 Yarmouth Road, N.W., Pickerington, Ohio 43147, Attention: Treasurer, or at any other office that the Company or you may hereafter designate by written notice to the other.

     14. Law Governing; No Oral Change. This Agreement shall be construed in accordance with the laws of the State of Ohio and cannot be waived, changed, terminated or discharged orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, termination or discharge is sought.

     15. Headings. The headings of the Sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Upon your signing the form of acceptance on the enclosed counterpart of this Agreement and returning such counterpart to the Company, this Agreement shall become a binding agreement between you and the Company.

                               Very truly yours,

                               R.G. BARRY CORPORATION


                               By /s/ Gordon Zacks
                                  ----------------------------------------


The foregoing agreement is hereby accepted.

METROPOLITAN LIFE INSURANCE COMPANY


By /s/ Michael J. Kroeger
   --------------------------------------

                                    EXHIBIT A

                             R.G. BARRY CORPORATION
                          9.70% Senior Promissory Note
                                Due July 5, 2004


Reg. No.                                                     New York, New York
$                                                                       , 19




     R.G. BARRY CORPORATION (herein called the "Company"), a corporation duly organized and existing under the laws of the State of Ohio, for value received, hereby promises to pay to _____________ , or registered assigns, on the fifth day of July, 2004, the principal sum of _____________ Dollars ($ _____ ) (or so much thereof as shall not have been prepaid) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the principal office of The Chase Manhattan Bank, N.A. in the Borough of Manhattan, The City of New York, State of New York, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of said principal sum from the date hereof at said office, in like coin or currency, semi-annually on the fifth day of July and the fifth day of January in each year, commencing on the first such day after the date hereof, at the rate of nine and seventy one-hundredths per centum (9.70%) per annum until the principal hereof shall have become due and payable. Any payment of principal of, premium, if any, or, to the extent lawful, interest on this Note which is not paid when due shall bear interest at the greater (determined on a daily basis) of eleven and seventy one-hundredths per centum (11.70%) per annum or the rate per annum which The Chase Manhattan Bank, N.A. announces publicly from time to time as its corporate base rate of interest (or such lesser rate, if any, which is the maximum rate permitted by applicable law) (the "Overdue Interest Rate") for the period that the same is overdue.

     1. Notes. This Note is one of the 9.70% senior promissory notes due July 5, 2004 of the Company (the "Notes") issued pursuant to a loan agreement dated
July 5, 1994 between the Company and Metropolitan Life Insurance Company (the "Agreement"), in the aggregate principal amount of $15,000,000, each in the denomination of $100,000 or a multiple thereof, and bearing interest payable at the same rate and on the same semi-annual dates as the interest on the principal amount of this Note.

     2. Register. The Notes are issuable only as registered notes. The Company shall keep at the office or agency maintained pursuant to Section 7.1 hereof a register in which the Company shall register the names and addresses of the holders of the Notes and shall register the transfer of Notes as provided herein.

     Upon due presentment for registration of transfer of any Note at such office or agency, the Company will execute, register and deliver in exchange therefor a new Note or Notes, each in a minimum denomination of $100,000 principal amount, or any multiple of $1,000 in excess thereof, equal in aggregate principal amount to the unpaid principal amount of the Note so presented for registration of transfer, dated the date from which unpaid interest has then accrued thereon and registered in the name or names of the transferee or transferees. At any time at the request of the holder of any Note and upon surrender of such Note for such purpose to the Company at such office or agency, the Company will execute, register and deliver in exchange therefor a new Note or Notes, each in a minimum denomination of $100,000 principal amount, or any multiple of $1,000 in excess thereof, equal in aggregate principal amount to the unpaid principal amount of the Note so surrendered, dated the date from which unpaid interest has then accrued thereon and registered in such name or names as such holder may request. Each Note presented or surrendered for registration of transfer shall be duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by, the holder thereof or his attorney duly authorized in writing.

     All exchanges and registrations of transfer of Notes shall be at the expense of the Company other than any taxes incurred by reason of a transfer of title.

     The Company may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company) for the purpose of receiving payment of or on account of the principal of, premium, if any, or interest on this Note and for all other purposes, and the Company shall not be affected by any notice to the contrary. All payments made to the registered holder hereof shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

     3. Prepayments.

     3.1. Mandatory Prepayments. The Company covenants and agrees that it shall prepay $2,143,000 principal amount of Notes on July 5 in each of the years 1998 through 2003, inclusive; provided, however, that, upon any partial prepayment of the Notes pursuant to Section 3.2 hereof, the principal amount of each mandatory prepayment of Notes becoming due under this Section 3.1 on or after the date of such prepayment pursuant to Section 3.2 shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment pursuant to Section 3.2.

     Each prepayment pursuant to this Section 3.1 shall be in the principal amount thereof plus accrued interest to the date of such prepayment, but without premium.

     3.2. Optional Prepayments. Upon notice given as provided in Section 3.3 hereof, the Company at its option may prepay the Notes as a whole at any time or in part from time to time (in multiples of $100,000 principal amount) at the Yield Maintenance Price. Each such notice shall specify the date on which such prepayment is to be made (an "Optional Prepayment Date"), the principal amount of the Notes of each holder so to be prepaid and the interest accrued thereon to the Optional Prepayment Date.

     On the Calculation Date, the Computing Holder shall give written notice to the Company of the amount of the Yield Maintenance Price so to be prepaid, which notice shall set forth in reasonable detail the computation thereof; provided, however, that the failure of the Computing

Holder to make such determination shall not affect the obligation of the Company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes and the Computing Holder shall have no liability to the Company or any other holder of the Notes for its failure to make such determination. The Yield Maintenance Price set forth in such notice shall be binding on the Company and all of the holders of the Notes, absent demonstrable error. If the Computing Holder shall not have given the notice contemplated by this Section 3.2 by the end of the third Business Day after the Calculation Date, the Company shall be entitled to determine the Yield Maintenance Price in accordance with the terms hereof and such calculation shall be binding on the Computing Holder and all other holders, absent demonstrable error.

     Promptly after the Calculation Date, the Company shall deliver to each holder on or before the Optional Prepayment Date a certificate signed by a senior financial officer of the Company setting forth the Yield Maintenance Price of the Notes held by such holder so to be prepaid, accompanied by a copy of the written notice by the Computing Holder referred to above.

     Upon notice of any prepayment pursuant to this Section 3.2 being given as provided in Section 3.3 hereof, the Company covenants and agrees that it will prepay on the Optional Prepayment Date the principal amount of the Notes so to be prepaid as specified in such notice at the Yield Maintenance Price thereof, together with interest accrued thereon to such date fixed for prepayment.

     3.3. Notice of Prepayment and Other Notices. The Company shall give written notice of any prepayment of this Note or any portion hereof pursuant to Section
3.2 not less than 30 nor more than 60 days prior to the date fixed for such prepayment in such notice, which notice shall specify the amount so to be prepaid, together with the interest to be paid thereon and the date fixed for such prepayment. Any notice of prepayment and all other notices to be given to any holder of this Note shall be given by registered or certified mail or by personal delivery or delivery by reputable overnight courier service to such holder at its address designated on the date of such notice on the register maintained by the Company.

     4. Allocation of Prepayments. If less than the entire principal amount of all the Notes at the time outstanding shall be prepaid at any time pursuant to
Section 3.1 or 3.2 hereof, the Company will allocate the principal amount so prepaid (but only in units of $1,000) among the registered holders of Notes in proportion, as nearly as may be, to the respective principal amount of Notes, not theretofore called for prepayment, of which they shall be registered holders.

     5. Surrender of Notes; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note, the registered holder hereof, at its option, may require the Company to execute and deliver at the expense of the Company a new Note dated the date from which unpaid interest has then accrued thereon and payable to such Person or Persons as may be designated by such holder for the aggregate principal amount of this Note then remaining unpaid, upon surrender of this Note, or may present this Note to the Company for notation hereon of the payment of the portion of the principal of this Note so prepaid.

     6. Interest After Date Fixed For Prepayment. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion, as the case may be, shall cease to bear interest from and after the date fixed for such prepayment; provided, however, that if, upon presentation for the purpose, the Company shall fail to pay this Note or such portion, as the case may be, this Note or such portion, as the case may be, shall bear, so far as may be lawful, interest at the Overdue Interest Rate until paid and, so far as may be lawful, any overdue installment of interest shall also bear interest at such Overdue Interest Rate.

     7. Affirmative Covenants. The Company covenants and agrees that so long as this Note shall be outstanding:

     7.1. Maintenance of Office. The Company will maintain an office or agency in the United States where the Notes may be presented for payment, registration of transfer, replacement or exchange as provided herein and in the Agreement and where notices, presentations and demands to or upon the Company in respect of the Notes may be given or made. Unless another office or agency is designated by the Company, the office of the Company for the purpose of this Section 7.1 shall be 13405 Yarmouth Road, N.W., Pickerington, Ohio 43147.

     7.2. Payment of Taxes and Claims. The Company will promptly pay and discharge, and will cause its Subsidiaries to promptly pay and discharge, when due all taxes, assessments and governmental charges or levies imposed upon the Company or any Subsidiary or upon the income and profits of the Company or any Subsidiary, or upon any property, real, personal or mixed, belonging to the Company or any Subsidiary, or upon any part thereof, before the same shall become in default, as well as all claims for labor, materials and supplies which, if unpaid, might become a Lien upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge, or to cause to be paid and discharged, any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings which will prevent the sale or forfeiture of any property of the Company or such Subsidiary and the Company or such Subsidiary, as the case may be, shall set aside on its books reserves with respect to any such tax, assessment, charge, levy or claim so contested in amounts deemed adequate by the Company.

     7.3. Corporate Existence. Except as provided in Section 8.6 hereof, the Company will do, and will cause each of its Subsidiaries to do, all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, provided that this Section 7.3 shall not prevent the termination of the corporate existence of a Subsidiary if such termination is desirable in the conduct of the business of the Company and not disadvantageous in any material respect to the holders of the Notes.

     7.4. Maintenance of Properties. The Company will at all times maintain, preserve, protect and keep, and will cause its Subsidiaries to maintain, preserve, protect and keep, its property in good repair, working order and condition, and from time to time make, or cause to be made, all necessary repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided that the Company or any Subsidiary may discontinue the maintenance of any property if such discontinuance is desirable in the conduct of its business and not disadvantageous in any material respect to the holders of the Notes.

     7.5. Insurance. The Company will keep adequately insured, and will cause each of its Subsidiaries to keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations, and will carry, and will cause each of its Subsidiaries to carry, such other insurance as is usually carried by corporations engaged in the same or a similar business similarly situated, provided that the Company shall be permitted to self-insure, if adequate reserves are maintained in connection therewith, against (i) loss or damage to motor vehicles at any time owned or leased by the Company and its Subsidiaries, and (ii) flood loss or damage to the Company's facility in Goldsboro, North Carolina. The Company shall furnish to the holders of the Notes, upon request made by any holder not more frequently than annually, a certificate of an authorized officer describing in reasonable detail all insurance and self-insurance maintained pursuant to this Section 7.5.

     7.6. Books and Records. The Company will keep, and will cause each of its Subsidiaries to keep, true and complete books of record and account in accordance with GAAP.

     8. Negative Covenants. The Company covenants and agrees that so long as this Note shall be outstanding:

     8.1. Limitations on Debt.

         (i) The Company will not any time permit the ratio of (x) Consolidated Senior Funded Debt to Total Capitalization to exceed 50%, or (y) Consolidated Funded Debt to Total Capitalization to exceed 55%.

         (ii) The Company will not incur any Current Debt except:

              (A) unsecured Current Debt owing to banks, insurance companies and similar financial institutions, provided that during each period of twelve (12) consecutive calendar months (such a period being deemed to commence on the first day of every month after May, 1994), there shall be a period of at least sixty (60) consecutive days during which on each and every day during such sixty (60) day period, the aggregate amount of such Current Debt of the Company outstanding at the close of business on each such day (or if such day is not a Business Day, on the next preceding Business Day) during such sixty (60) day period, if deemed to be unsecured Funded Debt of the Company, could then be outstanding without a violation of clause (i) of this Section 8.1, and

              (B) Current Debt secured by Liens permitted by clause (vi) of
         Section 8.2 hereof.

         (iii) The Company will not permit any Subsidiary to incur or be liable in respect of any Current Debt or Funded Debt except (A) unsecured and (to the extent permitted by clause (vi) of Section 8.2 hereof) secured Current Debt or Funded Debt owing to the Company or to a Wholly-Owned Subsidiary and (B) in the case of Vesture Corporation, Debt secured by Liens on its accounts receivable, provided that at the time of incurrence of such Debt by Vesture

Corporation and immediately after giving effect thereto, (x) the aggregate outstanding principal amount of such Debt shall not exceed $1 million, (y) the Company shall be in compliance with Section 8.1(i) and (z) the Company could incur at least $1 of Debt secured by Liens permitted by Section 8.2(vi), and provided, further, that no such Debt shall be incurred or exist after January 5, 1996.

         8.2. Limitations on Liens. The Company will not, and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Lien on any property, whether owned on July 5, 1994 or thereafter acquired, except

         (i) Liens on property of the Company or a Subsidiary existing on July 5, 1994 and, if securing Current Debt or Funded Debt, described in Exhibit B to the Agreement;

         (ii) Liens, pledges or deposits made or incurred by the Company or a Subsidiary in connection with worker's compensation, social security or unemployment insurance or to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

         (iii) Liens incurred by the Company or a Subsidiary for taxes, assessments or governmental charges or levies to the extent permitted to remain unpaid by Section 7.2 hereof and materialmen's and warehousemen's Liens securing obligations not overdue, or if overdue, being contested in good faith by appropriate proceedings, provided that adequate reserves are established in accordance with GAAP;

         (iv) attachment, judgment and other similar Liens arising in connection with judicial proceedings, provided that the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being contested in good faith in such manner that the property subject to such Lien is not subject to forfeiture or sale and provided further that adequate reserves are established in accordance with GAAP;

         (v) encumbrances in the nature of zoning restrictions, easements, restrictions of record on the use of real property, and landlords' and lessors' Liens, in each case arising or existing in the ordinary course of business of the Company or a Subsidiary and which do not materially impair the Company's or a Subsidiary's use of the property subject thereto; and

         (vi) other Liens on property of the Company or any Subsidiary securing Current Debt or Funded Debt of the Company or such Subsidiary, provided that at the time of incurrence of any such Lien and after giving effect to the Debt secured thereby, (A) the aggregate principal amount of all such Debt secured by Liens permitted by this clause (vi) shall not exceed 15% of Consolidated Net Tangible Assets, and (B) the Company shall be in compliance with clause (i) of Section 8.1 hereof.

     Any corporation which becomes a Subsidiary on or after July 5, 1994 shall be deemed to have incurred, at the time it becomes a Subsidiary, any Debt or Lien of such corporation existing immediately after it becomes a Subsidiary.

     8.3. Restrictions on Subsidiaries. The Company will not permit any Subsidiary to

         (i) issue or dispose of any shares of its capital stock to any Person other than the Company or a Wholly-Owned Subsidiary, except to the extent, if any, required to qualify directors under any applicable law or required to be issued to other stockholders of such Subsidiary by virtue of their exercise of preemptive rights or as their pro rata share of any stock dividend; or

         (ii) except as permitted by the proviso in Section 8.4 hereof, sell, assign, transfer, dispose of or in any way part with control of any share of capital stock of any other Subsidiary owned by it, or any Debt owing to it from another Subsidiary, except in either case to the Company or a Wholly-Owned Subsidiary.

     8.4.  Disposition of Securities by Company. The Company will not

         (i) sell, assign, transfer, dispose of, or in any way part with control of, any share of capital stock of any Subsidiary except (A) to the extent, if any, required to qualify directors of such Subsidiary under any applicable law, or (B) to any Wholly-Owned Subsidiary; or

         (ii) sell, assign, transfer, dispose of, or in any way part with control of, any Debt owing from any Subsidiary to the Company except to any Wholly-Owned Subsidiary;

provided, however, that all shares of capital stock of all classes, together with all Debt, of any Subsidiary owned by the Company and/or its other Subsidiaries may be sold for the fair market value thereof (as determined in good faith by the Board of Directors of the Company), as an entirety, if the Subsidiary whose shares of capital stock and Debt are so sold does not own any shares of capital stock or Debt of any other Subsidiary not being simultaneously disposed of as permitted by this proviso and if such sale is permitted by
Section 8.6(iv) hereof.

     8.5. Restricted Payments. The Company will not declare or pay any dividends (other than dividends payable in capital stock of the Company) on any shares of any class of its capital stock or apply any of its property or assets to the purchase, redemption or other retirement of, or make any other distribution, by reduction of capital or otherwise, in respect of, or permit any Subsidiary to purchase, any shares of any class of stock of the Company, unless, immediately after giving effect to such action, there exists no Event of Default or Default, and the sum of

         (i) the amounts declared and paid as dividends (other than dividends paid in capital stock of the Company) on all shares of stock of all classes of the Company or distributed in respect of such shares of stock subsequent to January 1, 1994, and

         (ii) the amounts applied to the purchase (including purchases by Subsidiaries), redemption or retirement of shares of stock of all classes of the Company subsequent to January 1, 1994,

will not be in excess of the sum of $4,000,000 plus 50% of cumulative Consolidated Net Income (or, in the case of a negative cumulative Consolidated Net Income, minus 100% of such deficit) for the period (taken as one accounting period) from January 2, 1994 to the date of such action, plus the aggregate amount of the net consideration received by the Company (other than from Subsidiaries) from the issuance or sale after January 1, 1994 of shares of capital stock of the Company, including treasury stock.

     The amount of any consideration from the issuance or sale after January 1, 1994 of shares of stock received by the Company in the form of property other than cash shall be deemed to be the fair market value of such property (as determined in good faith by the Board of Directors of the Company) at the time of the receipt of such property by the Company.

     8.6. Dispositions of Assets; Merger; Consolidation. The Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of all or any substantial part of its properties and assets, or consolidate with or merge into any other Person, or permit another Person to merge into it, except that

         (i) any Subsidiary may permit any corporation to merge into such Subsidiary, or may consolidate with or merge into, or sell, lease or otherwise dispose of its assets as an entirety or substantially as an entirety to, the Company, a Wholly-Owned Subsidiary or any corporation which thereupon becomes a Wholly-Owned Subsidiary, provided that immediately after the consummation of any such transaction and after giving effect thereto, (A) the Company shall be in compliance with the provisions of Section 8.1(i), (B) the Company is able to incur at least $1 of Debt secured by Liens permitted by Section 8.2(vi), and (C) no Default or Event of Default shall exist;

         (ii) the Company may permit any corporation to merge into it or may consolidate with or merge into, or sell or otherwise dispose of (except by lease) its assets as an entirety or substantially as an entirety to, any solvent corporation organized in the United States of America which expressly assumes in writing the due and punctual payment of the principal of, and interest and premium on, the Notes and the due and punctual performance of the obligations of the Company under the Agreement and the Notes, provided that immediately after the consummation of any such transaction and after giving effect thereto, (A) the Company (or such successor or transferee corporation, as the case may be) shall be in compliance with the provisions of Section 8.1(i), (B) the Company (or such successor or transferee corporation, as the case may be) is able to incur at least $1 of Debt secured by Liens permitted by Section 8.2(vi), and (C) no Default or Event of Default shall exist;

         (iii) the Company or any Subsidiary may sell or otherwise dispose of any of its assets in the ordinary course of its business; and

         (iv) in addition to transactions permitted by subsections (i), (ii), and (iii) above, the Company or any Subsidiary may sell or otherwise dispose of any of its assets (including shares of stock and Debt of Subsidiaries) at the fair market value thereof (as determined in good faith by the Board of Directors of the Company) if the aggregate net proceeds received by the Company and its Subsidiaries from all such sales and other dispositions during the twelve (12) consecutive calendar months immediately preceding any such sale or other disposition shall not exceed 15% of Consolidated Net Tangible Assets as of the end of the fiscal year of the Company immediately preceding such sale or disposition.

     8.7. Sale-Leaseback Transactions. The Company will not, and will not permit any Subsidiary to, sell or transfer any property to any Person and thereupon lease, as lessee, the same or similar property unless (A) (i) such lease is a Capitalized Lease and the Company is the lessee thereunder, (ii) immediately after giving effect thereto, the Company is in compliance with the provisions of
Section 8.1(i), (iii) immediately after giving effect thereto, the Company is able to incur at least $1 of Debt secured by Liens permitted by Section 8.2(vi), and (iv) all of the provisions of Section 8.6(iv) are complied with in connection with such sale or (B)(i) such lease is an operating lease and the Company is the lessee thereunder, (ii) such property is acquired after July 5, 1994 and is sold and leased-back by the Company within 120 days after such acquisition, (iii) all of the provisions of Section 8.6(iv) hereof are complied with in connection with such sale, and (iv) immediately after giving effect to such sale and lease-back, (x) the aggregate net proceeds received by the Company from all such sales made in connection with transactions contemplated by this
Section 8.7(B) after July 5, 1994 (other than such sales with respect to which the related lease-back has expired or otherwise terminated) shall not exceed 5% of Consolidated Net Worth on the last day of the fiscal quarter immediately preceding such sale, and (y) the present value of the aggregate rent payable under all such operating leases then outstanding, discounted at the rate of 12 1/2% per annum, shall not exceed 5% of Consolidated Net Worth on the last day of the fiscal quarter immediately preceding such sale, provided that this Section
8.7 shall not apply to (xx) leases having a term (inclusive of renewal and extension terms) of less than three years, and (yy) leases of motor vehicles, computers and office and data processing equipment.

     8.8. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, engage in any transaction with an Affiliate on terms more favorable to the Affiliate than would have been obtainable in arm's length dealing in the ordinary course of business with a Person not an Affiliate.

     8.9. Maintenance of Consolidated Net Worth. The Company will not, on the last day of any fiscal quarter of the Company, permit Consolidated Net Worth to be less than the sum of (i) $25,000,000, plus (ii) 50% of Consolidated Net Income computed on a cumulative basis for the period from and after January 2, 1994 to and including the end of the fiscal quarter for which the determination is being made, provided that if Consolidated Net Income for any fiscal quarter in said period is a deficit figure, the amount added pursuant to clause (ii) for said fiscal quarter shall be zero.

     8.10. Maintenance of Current Ratio. The Company will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than (i) 1.25 to 1 at the end of the first and fourth fiscal quarters in each fiscal year of the Company, and (ii) 1.0 to 1 at the end of the second and third fiscal quarters in each fiscal year of the Company.

     8.11. Investments. The Company will not, and will not permit any Subsidiary to, make any Investment other than Permitted Investments.

         9. Amendment and Waiver. (A) Any provision of the Agreement or of the Notes may, with the consent of the Company, be amended or waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the holders of 66 2/3% of the aggregate unpaid principal amount of the Notes; provided that:

         (i) no such amendment or waiver shall, without the consent of the holders of all the Notes then outstanding, change the rate or time of payment of interest on any of the Notes, or modify any of the provisions of the Notes with respect to the payment or prepayment thereof or with respect to the payment of premium in respect thereof, or change the percentage of the principal amount of the Notes the holders of which are required to effectuate or rescind any acceleration of the Notes, or modify any provision of this Section 9, and

         (ii) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

Each holder of any Note at the time or thereafter outstanding shall be bound by any such amendment or waiver, whether or not a notation thereof shall have been placed on the Note.

         (B) The Company shall not, and shall not permit any of its Affiliates to, solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of the Agreement or the Notes unless each holder of a Note (irrespective of the principal amount of Notes then held by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto and any information delivered to any other holder of a Note. The Company shall not, and shall not permit any of its Affiliates to, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any such amendment or waiver, unless such remuneration is concurrently paid, on the same terms, ratably to all holders of all of the Notes then outstanding, whether or not such holders shall have consented to such waiver or amendment.

     10. Definitions. For the purpose of this Note, unless otherwise defined or the context otherwise requires:

         "Affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Company or a Subsidiary or which beneficially owns or holds or has the power to direct the voting power of 5% or more of the Voting Stock of the Company or a Subsidiary or which has 5% or more of its Voting Stock (or, in the case of a Person which is not a corporation, 5% or more of its equity interest) beneficially owned or held, directly or indirectly, by the Company or a Subsidiary, and any director or officer of the Company or its Subsidiaries. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlled by" and "under common control with" have meanings correlative to the foregoing.

         "Agreement" shall have the meaning specified in Section 1 hereof.

         "Business Day" means and includes any day on which banks are required to be open to carry on their normal business in the States of New York and Ohio.

         "Calculation Date" means the date on which the Yield Maintenance Price on the Notes being prepaid pursuant to Section 3.2 hereof or accelerated pursuant to Section 11 hereof, as the case may be, is to be determined by the Computing Holder with respect to such Notes. If the Notes are being prepaid pursuant to Section 3.2 hereof, the Calculation Date shall be the fifth Business Day prior to the Optional Prepayment Date established pursuant to Section 3.2. If the Notes are being accelerated pursuant to Section 11 hereof, the Calculation Date shall be the date of acceleration of such Notes.

         "Capital Assets" means all of the assets of the Company and its Subsidiaries other than (i) licenses, patents, copyrights, tradenames or trademarks, goodwill, experimental or organizational expense, unamortized debt discount and expense and all other assets which in accordance with GAAP are deemed intangible, and (ii) inventories, accounts receivable or securities of, or other Investments in, any Person.

         "Capitalized Lease" means and includes at any time any lease of property, real or personal, which in accordance with GAAP would at such time be required to be capitalized on a balance sheet of the lessee.

         "Capitalized Lease Obligation" means at any time the capitalized amount of the rental commitment under a Capitalized Lease which in accordance with GAAP would at such time be required to be shown on a balance sheet of the lessee.

         "Computing Holder" means as of a Calculation Date with respect to (a) the prepayment of Notes pursuant to Section 3.2 hereof or acceleration of the Notes pursuant to clause (3) of the first paragraph of Section 11 hereof, as the case may be, the holder at such date of the largest aggregate principal amount of the outstanding Notes or (b) acceleration pursuant to clause (2) of the first paragraph of Section 11 hereof, the holder of the Notes at such date so being accelerated. For purposes of such determination, the holder of any Note and any of its affiliates or subsidiaries that are holders of any Notes shall be treated as one holder.

         "Consolidated Current Assets" means the assets of the Company and its Subsidiaries that would (determined on a consolidated basis in accordance with GAAP consistently applied) be classified as "current assets" on its consolidated balance sheet.

         "Consolidated Current Liabilities" means (i) the liabilities of the Company and its Subsidiaries that would (determined on a consolidated basis in accordance with GAAP consistently applied) be classified as "current liabilities" on its consolidated balance sheet, and (ii) Guaranties by the Company of Current Debt of other Persons.

         "Consolidated Funded Debt" means the aggregate amount of Funded Debt of the Company and its Subsidiaries, as consolidated in accordance with GAAP and after eliminating intercompany items.

         "Consolidated Net Income" means the aggregate of the Net Income of the Company and its Subsidiaries, after eliminating all intercompany items and portions of earnings properly attributable to minority interests, if any, in the capital stock of such Subsidiaries, all computed and consolidated in accordance with GAAP; provided, however, that Consolidated Net Income shall not include:

              (1) the Net Income of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such Net Income shall have been actually received by the Company or any Subsidiary in the form of cash dividends or similar cash distributions;

              (2) the Net Income of any Subsidiary prior to the date it became a Subsidiary; and

              (3) any gains or losses on the sale or other disposition of Capital Assets, and any taxes on such gains and any tax deductions or credits on account of such losses.

         "Consolidated Net Tangible Assets" means as of the date of any determination thereof, Consolidated Total Assets as of such date less the sum of
(i) Consolidated Current Liabilities and (ii) assets properly classified as intangible assets in accordance with GAAP.

         "Consolidated Net Worth" means as of the date of any determination thereof the sum of all amounts which, in accordance with GAAP, would be included under shareholders' equity plus (to the extent not included in shareholders' equity) preferred stock, as determined on a consolidated basis, on the balance sheet of the Company and its Subsidiaries.

         "Consolidated Senior Funded Debt" means the aggregate amount of Senior Funded Debt of the Company and its Subsidiaries, as consolidated in accordance with GAAP and after eliminating intercompany items.

         "Consolidated Total Assets" means, as of the date of any determination thereof, the total amount of all assets of the Company and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

         "Current Debt" of any Person shall mean as of the date of any determination thereof (i) all indebtedness of such Person for borrowed money other than Funded Debt of such Person, and (ii) Guaranties by such Person of Current Debt of others.

         "Debt" of any Person means all Current Debt of such Person and all Funded Debt of such Person.

         "Default" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, constitute an Event of Default.

         "Event of Default" has the meaning specified in Section 11 hereof.

         "Funded Debt" of any Person means (i) indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets or services, in each case having a final maturity of more than one year from the date of creation thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of creation), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) Capitalized Lease Obligations of such Person,
(iii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iv) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, and (v) all Guaranties by such Person of Funded Debt of others.

         "GAAP" means generally accepted accounting principles as in effect at the time of application to the provisions hereof.

         "Guaranties" by any Person shall mean all obligations of such Person guaranteeing, or in effect guaranteeing, any Current Debt or Funded Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person (i) to purchase such Debt or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Debt, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Debt, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Debt of the ability of the primary obligor to make payment of such Debt, or (iv) otherwise to assure the owner of such Debt against loss in respect thereof.

         "Investment" means any loan, advance, extension of credit or contribution of capital or any investment in, or purchase or other acquisition of, stock, notes, debentures or other securities.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such asset. For the purposes hereof, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

         "Net Income" means for any period the net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) of a corporation or other Person for such period determined in accordance with GAAP.

         "Permitted Investments" means Investments consisting of:

              (a) loans or advances by the Company and its Subsidiaries to Subsidiaries in the ordinary course of business;

              (b) Investments in corporate debt obligations maturing in one year or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, are rated "A" or better (or the equivalent) by Standard & Poor's Rating Group (currently a division of McGraw-Hill, Inc.) or Moody's Investors Service, Inc.;

              (c) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof;

              (d) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $200,000,000;

              (e) loans or advances in the ordinary course of business to suppliers, officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary;

              (f) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

              (g) other debt Investments by the Company and its Subsidiaries not exceeding $5,000,000, maturing in six months or less from the date of issuance thereof; and

              (h) other Investments by the Company and its Subsidiaries not exceeding $1,000,000.

         For purposes of this definition, at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

         "Person" means and includes an individual, a corporation, a partnership, a firm, a joint venture, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.

         "Senior Funded Debt" mean all Funded Debt other than Subordinated Funded Debt.

         "Subordinated Funded Debt" means any unsecured Funded Debt of the Company which (x) is subordinated in right of payment to the Notes by provisions substantially identical to those set forth in Schedule I hereto, (y) does not provide for optional prepayments with respect thereto prior to July 5, 2004 and
(z) has a maturity extending beyond July 5, 2004, provided that any sinking fund or other mandatory payments or prepayments required to be made in connection with any such Debt prior to July 5, 2004 shall be deemed to be Senior Funded Debt for purposes of all calculations pursuant to Section 8 of the Notes.

         "Subsidiary" means any corporation more than 50% of the outstanding Voting Stock of which at the time is owned directly or indirectly by the Company and/or by one or more Subsidiaries.

         "Total Capitalization" means, as of any date, the sum of (i) Consolidated Funded Debt outstanding on such date, (ii) deferred Federal income tax liabilities appearing on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP, and (iii) Consolidated Net Worth determined as of such date.

         "Voting Stock" of a corporation means the capital stock of such corporation of the class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the board of directors (or Persons performing similar functions) of such corporation.

         "Weighted Average Life to Final Maturity" of any indebtedness (including the Notes) as of the time of determination thereof means the number of years (rounded to the nearest one-twelfth) obtained by dividing the then Remaining Dollar-Years of such indebtedness by the then outstanding principal amount of such indebtedness. For the purposes of this definition, "Remaining Dollar-Years" means the sum of the amounts obtained by multiplying the amount of each then remaining sinking fund, serial maturity or other required repayment, including repayment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time of such determination and the date such repayment is scheduled to be made.

         "Wholly-Owned Subsidiary" means any Subsidiary all of whose outstanding stock (other than directors' qualifying shares) shall at the time be owned by the Company and/or by one or more Wholly-Owned Subsidiaries.

         "Yield Maintenance Price" means, with respect to any Notes being prepaid pursuant to Section 3.2 hereof or accelerated pursuant to Section 11 hereof, as the case may be, the greater of (1) the sum of the respective Payment Values of each prospective interest payment (excluding from the first prospective interest payment any amount of interest accrued to the applicable date of prepayment or acceleration), prospective mandatory principal prepayment and the principal payment at maturity in respect of such Notes (the amount of each such payment being herein referred to as a "Payment"), or (2) the unpaid principal amount of such Notes. The Payment Value of each Payment shall be determined by discounting such Payment at the Reinvestment Rate for the period from the scheduled date of such Payment to the applicable date of prepayment or acceleration, as the case may be. The "Reinvestment Rate" is a rate per annum equal to the sum of (a) .50% and (b) the yield imputed from the yields of those actively traded "On The Run" United States Treasury securities having maturities as close as practicable to the Weighted Average Life to Final Maturity of the Notes so to be prepaid or accelerated, as the case may be. The yields of such United States Treasury securities shall be determined as of 10:00 a.m., Eastern Time, on the Calculation Date by reference to Telerate Access Service (page 500 or the relevant page at the date of determination indicating such yields, or if such data ceases to be available, any publicly available source of similar market data).

     11. Events of Default. If one or more of the following events, herein called "Events of Default", shall happen (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default shall be made in payment of the principal of any Note, with the premium thereon, if any, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

         (b) default shall be made in the payment of any installment of interest on any Note when and as the same shall become due and payable and such default shall continue for a period of five Business Days; or

         (c) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Company contained in Sections 8.1, 8.2, 8.5, 8.6, 8.7, 8.9, 8.10 or 8.11 hereof or in Section
     4(a)(vi) of the Agreement; or

         (d) default shall be made in the due observance or performance of any other covenant, condition, or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or of the Agreement and such default shall continue for thirty days after the earlier of (i) written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Company by the registered holder of any Note, or (ii) actual knowledge thereof by the chief executive officer, the chief financial officer or the treasurer of the Company; or

         (e) the Company or any Subsidiary shall be adjudicated a bankrupt or insolvent, or shall consent to the appointment of a receiver, trustee or liquidator of itself or of any substantial part of its property, or shall admit in writing its inability, or shall fail, to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or a voluntary petition or an answer seeking reorganization in a proceeding, under any bankruptcy law (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against the Company or any Subsidiary in any such proceeding, or shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or the Company or its directors or stockholders shall take action looking to the dissolution or liquidation of the Company (except in connection with a consolidation with, or a merger of the Company with or into, another corporation pursuant to
     Section 8.6 hereof); or

         (f) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company or a Subsidiary, a receiver, trustee or liquidator of the Company or such Subsidiary or of any of its property, and such receiver, trustee or liquidator shall not have been removed or discharged within sixty days thereafter, or any of the property of the Company or a Subsidiary shall be sequestered and shall not be returned to the possession of the Company or such Subsidiary within sixty days thereafter; or

         (g) a petition against the Company or any Subsidiary in a proceeding under any bankruptcy law (as now or hereafter in effect) shall be filed and shall not be dismissed within sixty days after such filing, or, in case the approval of such petition by a court of competent jurisdiction is required, shall be filed and approved by such a court as properly filed and such approval shall not be withdrawn or the proceeding dismissed within sixty days thereafter, or if, under the provisions of any other similar law providing for reorganization or winding up of corporations and which may apply to the Company or any Subsidiary, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Company or such Subsidiary or of any of its property and such jurisdiction, custody or control shall not be relinquished or terminated within sixty days thereafter; or

         (h) (i) default shall be made in the payment of any principal, interest or premium on any bond, debenture, note or other evidence of Debt (other than the Notes) of, or assumed by, the Company or any Subsidiary, when the same shall become due and payable, whether at maturity, by declaration, by call for prepayment or redemption, or otherwise, and such default shall continue for any period of grace provided therein with respect thereto, or
     (ii) any other default or event of default shall occur with respect to any such evidence of Debt of the Company or any Subsidiary, and the holders of such Debt (or a trustee therefor) shall be permitted by the terms thereof or of any agreement or instrument relating thereto to accelerate the same; provided, however, that the aggregate outstanding principal amount of all such bonds, debentures, notes or other evidences of Debt with respect to which a payment or other default or event of default shall have occurred is in excess of $500,000; or

         (i) any final judgment or judgments for the payment of money aggregating in excess of $2,000,000 shall be rendered against the Company and/or its Subsidiaries and any one of such judgments shall remain undischarged for a period of thirty days during which execution shall not be effectively stayed; or

         (j) any representation or warranty made by the Company in the Agreement or in any certificate or other instrument delivered thereunder or under the Notes shall prove to be false, incorrect or breached in any material respect on the date as of which made;

then (1) upon the occurrence of any Event of Default described in Sections 11(e) or (g) hereof with respect to the Company (each a "Bankruptcy Default"), all of the Notes shall automatically become immediately due and payable, (2) upon the occurrence of any Event of Default described in Sections 11(a) or (b) hereof, the holder of any Note may at any time during its continuance, by written notice to the Company, declare such Note to be due and payable, whereupon such Note shall forthwith mature and become due and payable or (3) upon the occurrence of any Event of Default other than a Bankruptcy Default, the holder or holders of at least a majority in principal amount of the Notes then outstanding (exclusive of any Notes held by the Company or any Affiliate) may at any time during its continuance, by written notice to the Company, declare all of the Notes to be due and payable, whereupon in each case all of the Notes shall forthwith mature and become due and payable.

     The amount payable upon the occurrence of a Bankruptcy Default shall be the entire unpaid principal amount of the Notes, together with interest accrued thereon, to the extent permitted by law, to the date of payment, and such amount shall be payable without presentment, demand, protest or other requirement of any kind, all of which are expressly waived by the Company. The amount payable upon an acceleration based on any other Event of Default shall be, to the extent permitted by law, the Yield Maintenance Price of the Notes so accelerated, together with interest accrued on the unpaid principal amount of the Notes so accelerated to the date of payment, and such amount shall be payable without presentment, demand, protest or further notice, all of which are expressly waived by the Company.

     On the Calculation Date, the Computing Holder shall give written notice to the Company (and the Company shall promptly send a copy of such notice to all the other holders of the Notes of the amount of the Yield Maintenance Price of the Notes so accelerated, which notice shall set forth in reasonable detail the computation thereof; provided, however, that the failure of the Computing Holder to make such determination shall not affect the obligation of the Company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes and the Computing Holder shall have no liability to the Company or any other holder of the Notes for its failure to make such determination. The Yield Maintenance Price set forth in such notice shall be binding on the Company and all the holders of the Notes, absent demonstrable error.

     12. Suits for Enforcement. In case an Event of Default shall occur and be continuing, the registered holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note. If any registered holder of a Note shall demand payment thereof or take any action in respect of a Default or an Event of Default, the Company will forthwith give written notice, as provided in Section 3.3 hereof, to the other registered holders of Notes, specifying such action and the nature of such Default or Event of Default. The notice to the Computing Holder shall also set forth the respective names and addresses of, and principal amounts of the Notes held by, the other holders of the Notes.

     13. Remedies Not Waived. No course of dealing between the holder hereof and the Company or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of any holder hereof.

     14. Remedies Cumulative. No remedy herein conferred upon the holder hereof is intended to be exclusive of any other remedy and each and every remedy shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     15. Costs and Expenses. If any Event of Default shall occur, the Company shall pay to each registered holder hereof, to the extent permitted under applicable law, all out-of-pocket expenses incurred by such holder in connection with such Event of Default and such further amount as shall be sufficient to cover the costs and expenses of collection, including (without limitation) reasonable attorneys' fees.

     16. Law Governing. This Note shall be governed by the laws of the State of Ohio.

     17. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     18. Headings. The headings of the Sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

     IN WITNESS WHEREOF, R.G. Barry Corporation has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and this Note to be dated as of the day and year first above written.

                                      R.G. BARRY CORPORATION


                                      By
                                         -------------------------------------

                                   SCHEDULE I

                  9.70% Senior Promissory Note due July 5, 2004

                            ------------------------
                            SUBORDINATION PROVISIONS
                            ------------------------

     "Subordination. Anything in this Subordinated Note to the contrary notwithstanding, the indebtedness evidenced by this Subordinated Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all obligations of the Company in respect of principal, interest, premium and any other amount payable with respect to Senior Funded Debt (as defined in the Company's 9.70% Senior Promissory Note due 2004) (including interest accruing on such Senior Funded Debt after commencement of any bankruptcy, insolvency, reorganization or similar proceeding relative to the Company or its creditors in their capacity as creditors of the Company, whether or not such interest constitutes an allowed claim in such proceeding), whether such Senior Funded Debt is outstanding on July 5, 1994 or is thereafter created or incurred (all such principal, interest, premium and any other amount payable with respect thereto to which this Subordinated Note is subordinate as aforesaid being sometimes hereinafter referred to as 'Superior Indebtedness'):

     (a) No Subordinated Note Payments in Certain Circumstances.

     (i) When Superior Indebtedness is Due in Whole or in Part. Upon the due date of all or any part of the Superior Indebtedness, whether on a regularly scheduled principal or interest payment date, at maturity, by lapse of time, acceleration or otherwise, such Superior Indebtedness then due shall first be paid in full, or such payment shall be fully provided for in cash or in a manner satisfactory to the holders of such Superior Indebtedness, before any payment by the Company is made on account of the principal of or premium, if any, or interest on, or any other amount payable with respect to, this Subordinated Note.

         (ii) Upon Superior Indebtedness Default. In the event and during the continuation of (x) a default in any payment with respect to any Superior Indebtedness or (y) an event of default (as defined in such Superior Indebtedness or in the instrument under which the same is outstanding, other than a default in the payment of amounts due thereon) with respect to any Superior Indebtedness permitting the holders thereof to accelerate the maturity thereof (provided that any event that would become such an event of default only upon the giving of notice of such event to the Company and the lapse of time shall constitute such an event of default for purposes of this Subordinated Note if such notice has been given to the Company) (such default and event of default being referred to in this Subordinated Note as a 'Superior Indebtedness Default'), no payment shall be made by the Company on or with respect to the principal of, or premium, if any, or interest on, or any other amount payable with respect to, this Subordinated Note unless and until such Superior Indebtedness Default shall have been remedied, nor shall any such payment be made if after giving effect, as if paid, to such payment, any Superior Indebtedness Default would exist. In any such event, the holder of this Subordinated Note shall not demand, accept or receive any direct or indirect payment (in cash or property or by setoff, exercise of contractual or statutory rights or otherwise) of or on account of this Subordinated Note, notwithstanding the terms of this Subordinated Note or of any agreement or instrument which governs this Subordinated Note, and no such payment shall be due.

         (iii) Prior to Due Date or Date Payment Permitted Hereby. Unless and until all principal of, premium, if any, and interest on, and all other obligations of the Company with respect to, the Superior Indebtedness shall have been paid in full, the Company shall not make, and the holder of this Subordinated Note shall not demand, accept or receive (in cash or property or by setoff, exercise of contractual or statutory rights or otherwise), or attempt to collect or commence any legal proceedings to collect, any direct or indirect payment on account of this Subordinated Note prior to the date such payment becomes due and payable pursuant to the terms thereof or, if later, prior to the first date such amount is not prohibited from being paid pursuant to this Subordinated Note.

         (b) No Commencement of or Joinder in Bringing Involuntary Bankruptcy Proceeding. Unless and until all principal of, premium, if any, and interest on, and all other obligations of the Company in respect of, the Superior Indebtedness shall have been paid in full, the holder of this Subordinated Note will not commence or maintain any action, suit or any other legal or equitable proceeding against the Company, or join with any creditor in bringing any such proceeding, under any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar law, unless the holders of Superior Indebtedness shall also join in bringing such proceeding, provided that this clause (b) shall not prohibit the holder of this Subordinated Note from filing a proof of claim or otherwise participating in any such proceeding not commenced by it.

         (c) Subordinated Note Subordinated to Prior Payment of all Superior Indebtedness on Dissolution, Liquidation or Reorganization of the Company. In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings relative to the Company or to its creditors, in their capacity as creditors of the Company, or to substantially all of the Company's property, or in the event of any proceedings for liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then

         (i) the holders of all Superior Indebtedness shall first be entitled to receive payment in full of the principal of, premium, if any, interest and all amounts payable on or with respect to, such Superior Indebtedness (whether accruing before or after the commencement of any proceedings described above) before the holder of this Subordinated Note is entitled to receive any payment on account of the principal of, premium, if any, or interest on, or any other amount payable with respect to, this Subordinated Note;

         (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which the holder of this Subordinated Note would be entitled, but for the provisions of this Subordinated Note, shall be paid or distributed by the liquidating trustee or agent or other Person making such payment or distribution, directly to the holders of Superior Indebtedness (pro rata to such holders on the basis of the respective amounts of Superior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Superior Indebtedness may have been issued, as their respective interests may appear (such representatives or trustees being referred to in this Subordinated Note as "Representative" or "Representatives"), to the extent necessary to make payment in full of all principal, premium, if any, interest on, and all other amounts payable with respect to, Superior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Superior Indebtedness;

         (iii) the holder of this Subordinated Note irrevocably authorizes and empowers (without imposing any obligation on) each holder of Superior Indebtedness to demand, sue for, collect and receive all payments and distributions in respect of this Subordinated Note, and to file and prove all claims therefor and take all such other action not inconsistent with the foregoing (including the right to vote with respect to this Subordinated Note) in the name of the holder or otherwise, as such holder of Superior Indebtedness or any Representative on behalf of holders of Superior Indebtedness may determine to be necessary or appropriate for the enforcement of this Subordinated Note; and

         (iv) the holder of this Subordinated Note shall execute and deliver to each holder of Superior Indebtedness or any Representative all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by any holder of Superior Indebtedness or any Representative, in order to enable such holder of Superior Indebtedness or any Representative to enforce all claims upon or in respect of this Subordinated Note.

         (d) Treatment of Payments Received On this Subordinated Note; Subrogation Rights. (i) Should any payment or distribution or security or the proceeds of any thereof be collected or received by the holder in respect of this Subordinated Note, and such collection or receipt is prohibited hereunder prior to the payment in full of the Superior Indebtedness, such holder will forthwith deliver the same to the holders of Superior Indebtedness (pro rata to such holders on the basis of the respective amounts of Superior Indebtedness held by such holders) or their Representatives in precisely the form received (except for the endorsement or the assignment of such payment or distribution by the holder of this Subordinated Note where necessary) for application to payment in full of all Superior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of the Superior Indebtedness and, until so delivered, the same shall be held in trust by the holder of this Subordinated Note as the property of the holders of the Superior Indebtedness;

         (ii) all payments and distributions received by any holder of Superior Indebtedness or by any Representative of holders of Superior Indebtedness on behalf of such holders of Superior Indebtedness in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by such holder or such Representative first to the payment of any and all reasonable out-of-pocket expenses (including attorney's fees and legal expenses) paid or incurred by such holder or such Representative in enforcing the provisions hereof or in endeavoring to collect or receive upon this Subordinated Note or any security therefor, and any balance thereof shall, solely as between the holder of this Subordinated Note, on the one hand, and the holders of Superior Indebtedness, on the other hand, be applied by such holder or such Representative, in such order of application as such holder or such Representative may from time to time select, toward the payment of Superior Indebtedness remaining unpaid;

         (iii) the holder of this Subordinated Note shall not be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distributions of assets of the Company until all amounts payable with respect to all Superior Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Superior Indebtedness of any cash, property or securities to which the holder of this Subordinated Note would be entitled except for these provisions shall, as among the Company, its creditors other than the holders of Superior Indebtedness, and the holder of this Subordinated Note, be deemed to be a payment by the Company to or on account of the Superior Indebtedness. The provisions of this Subordinated Note are intended solely for the purpose of defining the relative rights of the holder of this Subordinated Note, on the one hand, and the holders of the Superior Indebtedness, on the other hand; and

         (iv) subject to the payment in full of all Superior Indebtedness, the holder of this Subordinated Note shall be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Superior Indebtedness until all amounts owing on this Subordinated Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holder of this Subordinated Note of cash, property, securities or other assets by virtue of the subrogation herein provided which otherwise would have been made to the holders of Superior Indebtedness shall, as among the Company, its creditors other than the holders of Superior Indebtedness, and the holder of this Subordinated Note, be deemed to be a payment to or on account of this Subordinated Note. The holder of this Subordinated Note agrees that, in the event that all or any part of any payment made on account of the Superior Indebtedness is recovered from the holders of Superior Indebtedness as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, any payment or distribution received by the holder of this Subordinated Note on account of this Subordinated Note at any time after the date of the payment so recovered, whether pursuant to the right of subrogation provided for in this clause (iv) or otherwise, shall be deemed to have been received by the holder of this Subordinated Note in trust as the property of the holders of Superior Indebtedness and the holder of this Subordinated Note shall forthwith deliver the same to the holders of Superior Indebtedness for the equal and ratable benefit of the holders of Superior Indebtedness for application to payment of all Superior Indebtedness in full.

         (e) Waivers and Agreements of Holder of Subordinated Note. The holder of this Subordinated Note by its acceptance hereof waives any and all notice of renewal, extension, accrual or increase in the amount of any of the Superior Indebtedness, present or future, and agrees and consents that without notice to or assent by the holder hereof:

         (i) the obligations and liabilities of the Company or any other party for or upon the Superior Indebtedness (or any promissory note, security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, increased, modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

         (ii) any Representative acting on behalf of the holders of Superior Indebtedness and any holder of Superior Indebtedness may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Superior Indebtedness; and

         (iii) any balance or balances of funds with any holders of the Superior Indebtedness at any time outstanding to the credit of the Company may, from time to time, in whole or in part, be surrendered or released;

     all as any Representative acting on behalf of the holders of Superior Indebtedness and any holder of Superior Indebtedness may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of this Subordinated Note to the Superior Indebtedness provided for herein.

         (f) Company's Obligations With Respect to Subordinated Note Absolute. Nothing contained in this Subordinated Note is intended to or shall impair, as among the Company, its creditors other than the holders of Superior Indebtedness, and the holder of this Subordinated Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Subordinated Note the principal of, premium, if any, and interest on, and all other amounts payable with respect to, this Subordinated Note, as and when the same shall become due and payable (except as otherwise provided above), by lapse of time, acceleration or otherwise, in accordance with its terms, or is intended to or shall affect the relative rights of the holder of this Subordinated Note and other creditors of the Company other than the holders of Superior Indebtedness, nor shall anything herein prevent the holder of this Subordinated Note (i) from taking all appropriate actions to preserve its rights under this Subordinated Note in a manner not inconsistent with the rights of the holders of Superior Indebtedness under this Subordinated Note, or (ii) from exercising all remedies otherwise permitted by applicable law upon default under this Subordinated Note, subject to the rights, if any, under this Subordinated Note of the holders of Superior Indebtedness in respect of cash, property or securities of the Company otherwise payable or deliverable to such holders upon the exercise of any such remedy.

         (g)(i) Miscellaneous No present or future holder of the Superior Indebtedness shall be prejudiced in its right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company or the holder of this Subordinated Note. The subordination provisions contained herein are for the benefit of the holders of Superior Indebtedness and, so long as Superior Indebtedness is outstanding, may not be rescinded, cancelled or modified in any way adverse to the holders of Superior Indebtedness without the prior written consent of each holder of Superior Indebtedness affected thereby.

         (ii) This Subordinated Note shall be binding upon the Company and the holder of this Subordinated Note, and their respective successors and assigned, and shall inure to the benefit of the holders of Superior Indebtedness and their respective successors and assigns."

July 16, 1999

R. G. Barry Corporation
13405 Yarmouth Road, N. W.
Pickerington, Ohio 43147

Attention: Richard L. Burrell,
Senior Vice President - Finance

Gentlemen:

Reference is made to the loan agreement, dated July 5, 1994 (the "Agreement"), between R. G. Barry Corporation (the "Company") and Metropolitan Life Insurance Company ("MetLife"), pursuant to which MetLife acquired the Company's 9.70% Senior Promissory Note due July 5, 2004 (the "Note") presently outstanding in the principal amount of $10,714,000. Capitalized terms used herein without definition have the meanings ascribed thereto in the Note.

The Company has indicated to MetLife that it or a Wholly-Owned Subsidiary will acquire 80% of the outstanding capital stock of Escapade S.A., a French holding company ("Escapade"), which owns 100% of the outstanding capital stock of Fargeot & Cie., a French slipper and footwear manufacturer, for a maximum purchase price of US$5,000,000 (the "Acquisition"). The Company has further indicated to MetLife that a portion of the purchase price for the Acquisition may take the form of a loan to Escapade by the Company or such Wholly-Owned Subsidiary but that the amount of such loan together with the amount of such capital stock investment in Escapade (collectively, the "Investment") will not exceed US$5,000,000. Finally, the Company has indicated to MetLife that such loan will be repaid from the proceeds of a commercial bank loan obtained by Escapade from a French bank (the "Bank Loan") and that the Bank Loan will be secured by a pledge by the Company or such Wholly-Owned Subsidiary of 80% of Escapade's capital stock acquired in the Acquisition (the "Pledge").

As holder of the Note and a party to the Agreement, MetLife hereby waives any Event of Default under Section 11(c) of the Note resulting from (x) a violation of Section 8.1(i), 8.1(iii) and 8.2(vi) of the Note caused by the incurrence by Escapade of the Bank Loan and by the making of the Pledge, provided that the amount of the Bank Loan shall be included as Debt in all calculations made pursuant to said Sections 8.1(i) and 8.2(vi) after such incurrence and making, and (y) a violation of Section 8.11 of the Note caused by the Investment, provided that the amount of the Investment shall be included as an "Investment" (as defined in the Note) in all calculations made pursuant to paragraph (h) of the definition of "Permitted Investments" contained in Section 10 of the Note.

If the foregoing is acceptable to the Company, please execute the form of acceptance at the foot hereof, whereupon this consent shall become a binding agreement between the Company and MetLife. By such execution, the Company shall be deemed to represent and warrant for the purpose of Section 11(j) of the Note that the Acquisition, the Investment, the Bank Loan and the Pledge shall be made as described in the second paragraph hereof.

Very truly yours,

Metropolitan Life Insurance Company

By /s/ Jacqueline D. Jenkins
   ---------------------------------------

The foregoing is accepted and agreed to:

R. G. Barry Corporation

By /s/ Richard L. Burrell
   ---------------------------------------

                                    EXHIBIT C

                                     NOTICE

FROM:             R. G. BARRY CORPORATION

TO:               THE HUNTINGTON NATIONAL BANK

ATTENTION:        JOHN LUEHMANN
                  FAX:  (614) 480-5791
                  TELE:  (614) 480-4400

FROM:             MICHAEL KRASNOFF
                  FAX:  (614) 866-9787
                  TELE:  (614) 864-6400

DATE:
                  --------------------------

SUBJECT:          REVOLVING CREDIT LOANS

EFFECTIVE DATE OF REQUEST:
                           --------------------------

REQUEST:
         ----------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

APPROVED AND AUTHORIZED BY:

R. G. BARRY CORPORATION


By:
      --------------------------------------------
      Michael S. Krasnoff, Vice President

                                    EXHIBIT D

                              OFFICER'S CERTIFICATE

         The undersigned certifies pursuant to Section 8.1 of the Revolving Credit Agreement between R. G. Barry Corporation ("Borrower") and The Huntington National Bank, dated March 12, 2001, that there has been no material adverse change in the financial condition or results of operations of the Borrower since execution of the Revolving Credit Agreement; that Borrower is in compliance with all terms and provisions set forth in the Revolving Credit Agreement on its part to be observed and performed; that the quarterly financial statements attached hereto, including a balance sheet, related statements of income and retained earnings and cash flow of the Borrower and each of its Subsidiaries, are a fair presentation of Borrower's finances as of the last day of such quarter; and that no Default or Event of Default has occurred.

         Certified this   day of   _, 200_.

                                         R. G. BARRY CORPORATION

                                         BY:
                                             ----------------------------------

                                         ITS:
                                             ----------------------------------

                                    EXHIBIT E
                             R. G. BARRY CORPORATION
                REVOLVING CREDIT AGREEMENT-BORROWING BASE REPORT
           AS OF FISCAL MONTH ____________, ENDING ____________, 2001

Total Accounts Receivable

Less Over 60 days from date of invoice

Less Foreign Receivables

30% Rule - no accounts over 30% of total

Contra Accounts

Government Accounts - to extent not over 60 above

Eligible Accounts

Total Inventory on a FIFO Basis

Less Obsolete Items - Reserves

Less Supplies, Tooling, etc.

Less Inventory held by third parties

Less Work in Process

Other

Eligible Inventory

Borrowing Base
= 80% of Eligible Accounts + 40% of Eligible Inventory

Maximum Loans Outstanding during the month
Minimum Loans Outstanding during the month

         R. G. Barry hereby certifies that the above statement is correct in all material respects of the indicated date.

----------------------------------------------         -----------------------
Michael S. Krasnoff, V. P. Assistant Treasurer         Date

       SCHEDULE 2.1 (CORPORATE STRUCTURE OF THE BORROWER AND SUBSIDIARIES)


                                        Jurisdiction of
 Corporate Organization                   Organization           Relationship to R. G. Barry Corporation
 ----------------------                 ----------------         ---------------------------------------

R. G. Barry Corporation                       Ohio                Parent Company - Publicly traded NYSE

R. G. Barry International, Inc.               Ohio                Wholly owned Sub of R. G. Barry Corporation

R. G. B., Inc.                                Ohio                Wholly owned Sub of R. G. Barry Corporation

R. G. Barry (Texas) LP                        Texas               Limited partnership,
                                                                  Owned 1% by R. G .Barry Corporation as
                                                                  General Partner, and 99% by R. G. B., Inc. as
                                                                  Limited Partner

R. G. Barry Holdings, Inc.                    Ohio                Wholly owned Sub of R. G. Barry Corporation,
                                                                  dormant

R. G. Barry (France) Holdings, Inc.           Ohio                Wholly owned Sub of R. G. Barry Corporation,
                                                                  dormant

ThermaStor Technologies, LLC                  Ohio                Wholly owned Sub of R. G. Barry Corporation,
                                                                  dormant
                                                                  Owned 50% by R. G. Barry Corporation and
                                                                  50% by Vesture Corporation

Barry de Acuna, S. A. de C. V.                Mexico              Wholly owned Mexican Sub of R. G. Barry
                                                                  Corporation

Barry de Mexico, S. A. de C. V.               Mexico              Wholly owned Mexican Sub of R. G. Barry
                                                                  Corporation

Barry de Zacatecas, S. A. de C. V.            Mexico              Wholly owned Mexican Sub of R. G. Barry
                                                                  Corporation

Barry de la Republica Dominicana, S. A,       Dominican Republic  Wholly owned Dominican Sub of
de C. V.                                                          R. G. Barry Corporation

Escapade, S. A.                               France              80% owned French Sub of R. G. Barry
                                                                  Corporation

Fargeot et Cie, S. A.                         France              100% owned French Sub of Escapade

Michel Fargeot, S. A.                         France              100% owned French Sub of Fargeot et Cie, S. A.

Vesture Corporation                           North Carolina      Wholly owned Sub of R. G. Barry Corporation


                        SCHEDULE 2.2 (PENDING LITIGATION)

None

       SCHEDULE 2.4 (LIENS ON PROPERTY AND ASSETS OF THE BORROWER AND ITS
                                 SUBSIDIARIES)

The indebtedness of Escapade, S.A., to Banque Tarneaud, SA and to Banque Nationale de Paris is secured by a pledge of the capital stock of Fargeot et Cie, S. A. and.Michel Fargeot, S. A.

     SCHEDULE 2.15 (BUSINESS LOCATIONS OF THE BORROWER AND ITS SUBSIDIARIES)

                    Domestic Locations                                                Entity
                    ------------------                                               --------
13405 Yarmouth Road                                          R. G. Barry Corporation, R.G.B., Inc., R.G. Barry
Pickerington, Ohio 43147                                     International, Inc., R.G. Barry Holdings, Inc., R.G.
P. O. Box. 129                                               Barry (France) Holdings, Inc., ThermaStor Technologies,
Columbus, Ohio 43216                                         LLC

8000 IH 10 West, Suites 1500 and 750                         R. G. Barry Corporation
San Antonio, Texas 78230

350 Fifth Avenue, Suite 1403-1407 and 14-I                   R. G. Barry Corporation
New York, New York 10118

2201 S. John Street                                          R. G. Barry Corporation
Goldsboro, N Carolina 27530

3301 Barry Avenue                                            R. G. Barry Corporation
San Angelo, Texas 76901

[warehousing and sole making]                                R. G. Barry Corporation and R. G. Barry (Texas) LP
2800 Loop 306 & Falls Creek Drive
San Angelo, Texas 76904

[materials storage; cutting & lamination]                    R. G. Barry Corporation and R. G. Barry (Texas) LP
         5613 Bob Bullock Loop Rd
Laredo Texas 78041

[Daniel Radiator Bldg.]                                      R. G. Barry Corporation
[Inventory storage; cutting & lamination]
5711 Bob Bullock Loop Rd
Laredo, Texas 78041

[thermal manufacturing]                                      Vesture Corporation
120 East Pritchard Street
Asheboro, N. Carolina 27202
SECTION 2. AND
4675-12 NC Hwy 64 East
Asheboro, N Carolina

Basse Freight Terminal [truck depot]                         R.G. Barry Corporation
Del Rio, Texas 78841

                    SCHEDULE 9.1 (EXISTING DEBT OF BORROWER)

Note payable from R. G. Barry Corporation to Metropolitan Life Insurance Company dated as of July 4, 1995 in the original principal amount of $15,000,000.

Debt of R. G. Barry Corporation appearing on the December 30, 2000 consolidated balance sheet of R. G. Barry Corporation and Subsidiaries as those amounts may be hereafter be extended, modified or refinanced in the ordinary course of the company's business.

                  SCHEDULE 9.6 (EXISTING DEBT OF SUBSIDIARIES)


Notes payable from Escapade, SA, to Banque Tarneaud, SA and to Banque Nationale de Paris, dated as of January 5, 2000, in the original amount of 14,800,000 French Francs.

Debt of the Subsidiaries of R.G. Barry Corporation appearing on the December 30, 2000 consolidated balance sheet of R. G. Barry Corporation and Subsidiaries as those amounts may be hereafter be extended, modified or refinanced in the ordinary course of the company's business.